EXHIBIT 7.2





                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                       MATRIA HEALTHCARE, INC., PURCHASER,

                                       AND

                    GAINOR MEDICAL MANAGEMENT, L.L.C., SELLER












                          DATED AS OF DECEMBER 21, 1998















***     Indicates  information  omitted  pursuant to a request for confidential treatment under Rule 24b-2 of the Securities  and  Exchange  Commission.

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1 SALE AND PURCHASE OF STOCK , MEMBERSHIP INTERESTS AND OTHER ASSETS  2
1.1 Sale of Stock, Membership Interests and Other Assets at the Closing        2
1.2 Purchase Price                                                             5
1.3 Allocation of Purchase Price                                               5
1.4 Payment of Purchase Price                                                  5
1.5 Additional Purchase Price Payments                                         6
1.6 Cash Adjustment                                                            9

ARTICLE 2 CLOSING                                                             10

2.1 Closing Date                                                              10
2.2 Deliveries of the Seller                                                  10
2.3 Deliveries of Purchaser                                                   12

ARTICLE 3 ADDITIONAL AGREEMENTS                                               13

3.1 Confidentiality                                                           13
3.2 Access to Premises, Records, Properties, Customers and Employees          14
3.3 Publicity                                                                 15
3.4 Acquisition Proposals                                                     15
3.5 Approvals and Consents; Reasonable Efforts                                15
3.6 Cooperation of the Parties; Regulatory Approvals                          16
3.7 Expenses                                                                  16
3.8 Corporate Names                                                           16
3.9 Hart-Scott-Rodino Filings                                                 17
3.10 Standstill and Restrictive Covenant Agreements                           17
3.11 Lucor Management Agreement                                               17
3.12 Tax Matters                                                              17
3.13 Break-Up Fee                                                             18
3.14 Seller and Subsidiary Permits                                            18
3.15 Bulk Sales Law                                                           18
3.16 Discharge of Liabilities                                                 18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER                            19

4.1 Validity                                                                  19
4.2 Definition of Material Adverse Effect                                     19
4.3 Corporate and Financial                                                   19
4.3.1 Corporate Status                                                        19
4.3.2 Authority; No Violation; Consents                                       20
4.3.3 Ownership and Capitalization                                            21
4.3.4 Title to Interest and Assets                                            22
4.3.5 Corporate or Other Books and Records                                    22
4.3.6 Taxes                                                                   23
4.3.7 Financial Statements                                                    24
4.3.8 Accounts                                                                25

                                       i

4.3.9 Notes Receivable; Accounts Receivable; Accounts Payable                 25
4.3.10 Liabilities                                                            25
4.3.11 Ordinary Course of Business and Absence of Changes                     26
4.3.12 Litigation and Proceedings                                             28
4.3.13 RESERVED                                                               28
4.3.14 Inventory                                                              28
4.4 Business Operations                                                       28
4.4.1 Customers and Accounts                                                  28
4.4.2 Suppliers                                                               28
4.4.3 Environmental                                                           29
4.4.4 Insurance                                                               29
4.4.5 Powers of Attorney                                                      30
4.5 Contracts; Properties and Assets                                          30
4.5.1 Contracts                                                               30
4.5.2 Licenses; Intellectual Property                                         31
4.5.3 Title to Assets                                                         32
4.5.4 Conditions of Properties                                                33
4.5.5 Real Property and Leases                                                33
4.6 Employees and Benefits                                                    34
4.6.1 Directors, Officers and Managers                                        34
4.6.2 Employees                                                               34
4.6.3 Compensation Structure - Independent Contractors                        35
4.6.4 Employee Benefits                                                       36
4.6.5 Labor-Related Matters                                                   37
4.6.6 Transactions With Management                                            38
4.7 Other                                                                     38
4.7.1 Approvals and Consents                                                  38
4.7.2 Fraud and Abuse                                                         38
4.7.3 Medicare, Medicaid, and Other Third-Party Payor Payment Liabilities     38
4.7.4 Billing Practices and Referral Sources                                  39
4.7.5 Contributions, Payments or Gifts                                        39
4.7.6 Physician Self-Referrals                                                39
4.7.7 Compliance with Laws                                                    39
4.7.8 Permits                                                                 40
4.7.9 Investment Representations                                              41
4.7.10 Brokers                                                                42
4.7.11 Limitation on Warranties                                               42

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                     42

5.1 Organization and Good Standing                                            42
5.2 Power and Authority                                                       43
5.3 Binding Effect                                                            43
5.4 No Violation; Consents                                                    43
5.5 Capitalization                                                            43
5.6 Exchange Act Reports and Financial Statements                             44
5.7 Absence of Certain Changes or Events                                      45
5.8 No Shareholder Vote Required                                              46
5.9 Reporting Company; Form S-3                                               46

                                       ii

5.10 Trading on Nasdaq                                                        46
5.11 Brokers                                                                  46
5.12 Absence of Litigation; Compliance                                        46
5.13 Takeover Status                                                          47
5.14 Corporate Action                                                         47
5.15 Investment Representations                                               47
5.16 Limitation on Warranties                                                 48
5.17 Compliance with Securities Laws                                          48

ARTICLE 6 CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING                      48

6.1 Conduct of Business                                                       48
6.2 Maintenance of Properties                                                 49
6.3 Insurance                                                                 49
6.4 Issuance of Securities                                                    49
6.5 Dividends                                                                 49
6.6 Amendment of Charter                                                      49
6.7 No Acquisitions                                                           49
6.8 Disposition of Assets                                                     49
6.9 Compensation                                                              50
6.10 Banking Arrangements                                                     50
6.11 Indebtedness                                                             50
6.12 Payment of Debt                                                          50
6.13 Benefit Plans                                                            50
6.14 Contracts                                                                50
6.15 Books and Records                                                        50
6.16 Other Actions                                                            50
6.17 Seller to Advise Purchaser of Changes                                    51

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF THE PURCHASER                          51

7.1 Representations and Warranties                                            51
7.2 Performance of Agreements                                                 51
7.3 Deliveries                                                                51
7.4 Approvals                                                                 51
7.5 Financing Obtained by the Purchaser                                       51
7.6 No Injunctions                                                            51
7.7 Consents and Approvals of Third Parties                                   52
7.8 Resignations                                                              52
7.9 Opinion of Seller's and SZI's Counsel                                     52

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE SELLER                             52

8.1 Representations and Warranties                                            52
8.2 Performance of Agreements                                                 52
8.3 Deliveries                                                                52
8.4 Approvals                                                                 53
8.5 No Injunctions                                                            53
8.6 Actions of Purchaser                                                      53
8.7 Certificates of Designation                                               53
8.8 Opinion of Purchaser's Counsel                                            53

                                       iii
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ARTICLE 9 INDEMNIFICATION                                                     54

9.1 Survival of Representations                                               54
9.2 Indemnification                                                           55

ARTICLE 10 TERMINATION                                                        60

10.1 Material Adverse Change - Subsidiaries                                   60
10.2 Material Adverse Change - Purchaser                                      60
10.3 Noncompliance of Seller                                                  60
10.4 Noncompliance of Purchaser                                               60
10.5 Failure to Disclose - Seller                                             60
10.6 Failure to Disclose - Purchaser                                          60
10.7 Adverse Proceedings                                                      60
10.8 Termination Date                                                         61
10.9 Effect of Termination                                                    61

ARTICLE 11 [RESERVED]                                                         61

ARTICLE 12 MISCELLANEOUS                                                      61

12.1 Notices                                                                  61
12.2 Entire Agreement                                                         63
12.3 Waiver; Amendment                                                        63
12.4 Counterparts, Faxed Signatures, Headings, Etc.                           63
12.5 Successors and Assigns                                                   63
12.6 Governing Law                                                            63
12.7 Remedies, Damages, Injunctions and Specific Performance                  64
12.8 Severability, Interpretation                                             64
12.9 Further Assurances                                                       64
12.10 Law and GAAP Applicable to Foreign Subsidiaries                         64

                                       iv
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
                     SCHEDULES
                     ---------

  Schedule 1.1(a)(iv)  Permitted Liens
  Schedule 1.1(c)      Excluded Assets
  Schedule 1(e)        Excluded Contracts
  Schedule 1.3         Allocation of Purchase Price
  Schedule 1.4(b)      Convertible Preferred Stock
  Schedule 1.4(c)      Redeemable Preferred Stock
  Schedule 4.3.1       Subsidiaries and Foreign Qualifications
  Schedule 4.3.3       Stock, Equity Interests, Options, Warrants
  Schedule 4.3.4       Seller's Exception to Title
  Schedule 4.3.6       Tax Matters
  Schedule 4.3.7       Financial Statements
  Schedule 4.3.8       Accounts
  Schedule 4.3.9       Accounts Receivable
  Schedule 4.3.10      Liabilities
  Schedule 4.3.11      Changes
  Schedule 4.3.12      Litigation and Proceedings
  Schedule 4.4.1       Customers and Accounts
  Schedule 4.4.2       Suppliers and Managed Care Providers
  Schedule 4.4.3       Environmental
  Schedule 4.4.4       Insurance
  Schedule 4.4.5       Powers of Attorney
  Schedule 4.5.1       Contracts and Commitments
  Schedule 4.5.2       Licenses; Intellectual Property
  Schedule 4.5.3       Subsidiaries' Exceptions to Title
  Schedule 4.5.5       Real Property and Leases
  Schedule 4.6.1       Officers and Directors
  Schedule 4.6.2       Compensation Structure - Employees
  Schedule 4.6.3       Compensation Structure - Independent Contractors
  Schedule 4.6.4       Employee Benefits
  Schedule 4.6.5       Labor-Related Matters
  Schedule 4.6.6       Transactions With Management
  Schedule 4.7.1       Seller's Approvals and Consents
  Schedule 4.7.3       Medicare, Medicaid Liabilities
  Schedule 4.7.7       Compliance with Laws
  Schedule 4.7.8       Permits
  Schedule 5.4         Purchaser Approval and Consents
  Schedule 5.5(b)      Capitalization
  Schedule 5.7         Changes to SEC Disclosures
  Schedule 5.12        Litigation

[The Schedules have not been included with this Exhibit 7.2 to Schedule 13D.]

                                       v
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
              EXHIBITS
              --------

Exhibit A  Earn-Out Note
Exhibit B  Bill of Sale and Assignment
Exhibit C  Lucor Management Agreement
Exhibit D  Standstill Agreement
Exhibit E  Restrictive Covenant Agreement
Exhibit F  Registration Rights Agreement
Exhibit G  Common Stock Warrant
Exhibit H  Assumption Agreement
Exhibit I  Subsidiary Assumption Agreement

[The Exhibits have not been included with this Exhibit 7.2 to Schedule 13D.]

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 21st day of December, 1998, by and between MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser"), and GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company ("GMM" or "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, GMM owns 100% of the issued and outstanding shares of capital stock of Gainor Medical Acquisition Corporation, a Georgia corporation ("GMAC"), and GMAC is the owner of 100% of the issued and outstanding shares of capital stock of USCI-Healthcare Management Solutions, Inc., a Delaware corporation ("HMS"), and Diabetes Self Care, Inc., a Virginia corporation ("Self Care"); and GMM owns directly or indirectly 100% of the issued and outstanding shares of capital stock of A.R. Medical Supplies, Inc., a Florida corporation ("AR Medical") (GMAC, HMS, Self Care, and AR Medical are sometimes referred to herein collectively as the "Corporation Subsidiaries" and individually as a "Corporation Subsidiary"); and GMM is the direct or indirect owner of 100% of the membership interests of the following limited liability companies: Gainor Medical North America, L.L.C., a Georgia limited liability company ("Gainor North America"), Gainor Medical Direct, LLC, a Georgia limited liability company ("Gainor Direct"), Gainor Medical Europe Limited, a limited company formed under the laws of the United Kingdom ("Gainor Europe"), Gainor Medical International, L.L.C., a Georgia limited liability company ("Gainor International"), "David" Achtundesechzigste Beteiligungs und Verwaltungsgesellschaft GmbH, a limited liability company incorporated in the Federal Republic of Germany ("Germany") and registered in the commercial register of the local court of Frankfurt under HRB 45034 ("David 68"), Hans M.W. Spreth GmbH, a German limited liability company ("Hans MW"), EU Medical GmbH, a German limited liability company ("EU Medical"), "David" Eimundsiebsechzigste Beteiligungs und Verwaltungsgesellschaft GmbH, a German limited liability company ("David 71"), and Dia Real Diabetesservice Kommanditgesellschaft, a limited partnership ("Kommanditgesellschaft"), duly organized, validly existing and in good standing under the laws of Germany ("Dia Real") (David 68, Hans MW, EU Medical, David 71 and Dia Real are sometimes referred to herein collectively, as the "German Subsidiaries" and individually, as a "German Subsidiary") (Gainor North America, Gainor Direct, Gainor Europe, Gainor International, and the German Subsidiaries are sometimes referred to herein collectively as the "LLC Subsidiaries" and individually as an "LLC Subsidiary") (the Corporation Subsidiaries and the LLC Subsidiaries are sometimes referred to herein collectively as the "Subsidiaries" and individually as a "Subsidiary"). The Corporation Subsidiaries, together with Gainor North America and Gainor International are collectively referred to herein as the "U.S. Subsidiaries." The German Subsidiaries, together with Gainor Europe are collectively referred to herein as the "Foreign Subsidiaries."

     WHEREAS, the Seller desires to sell and Purchaser desires to purchase all of the outstanding capital stock of the Corporation Subsidiaries, all of the outstanding membership interests of the LLC Subsidiaries and certain other assets of GMM, and thereby acquire all of the properties, assets and business of GMM and the Subsidiaries as a going concern, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                                    ---------
                          SALE AND PURCHASE OF STOCK ,
                          ----------------------------
                      MEMBERSHIP INTERESTS AND OTHER ASSETS
                      -------------------------------------

     1.1 SALE OF STOCK,  MEMBERSHIP  INTERESTS  AND OTHER  ASSETS AT THE CLOSING
         -----------------------------------------------------------------------

     (a) Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and covenants set forth in this Agreement, at the "Closing" (as defined in Section 2.1 hereof), the Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and receive from the Seller, free and clear of any and all Liens (as defined below), all of the business and assets of GMM on the Effective Date (as defined below) (other than the "Excluded Assets," as defined in Section 1.1(c)) (hereinafter, the "GMM Assets"), including, without limitation, (i) 100% of the outstanding capital stock of GMAC and 100% of the outstanding membership or other equity interests of Gainor International, Gainor Europe, Gainor Direct, Gainor North America and David 68 (collectively, the "Interests"), (ii) all rights of Seller under contracts and agreements, (iii) all cash, cash equivalents, deposits and investments ("Cash Items") shown on the December 31, 1998 balance sheet of Seller delivered to Purchaser pursuant to Section 2.2(u) (the "December 31, 1998 Balance Sheet") plus any Cash Items received by Seller in the ordinary course of the Business (as defined below) from the Effective Date (as defined below) through the Closing Date (as defined below) (the
"Interim Period") and minus any disbursement of Cash Items by Seller in the ordinary course of business during the Interim Period, and (iv) all other assets shown on the December 31, 1998 Balance Sheet to the extent not disposed of after that date in the ordinary course of business, plus all assets purchased or received by Seller during the Interim Period. For purposes of this Agreement, "Lien" shall mean all liens, charges, security interests, claims, pledges, hypothecations and encumbrances of any nature whatsoever, other than those liens and other encumbrances listed on Schedule 1.1(a)(iv) (the "Permitted Liens").
                                    -------------------

     (b) Through the Seller's conveyance of the Interests and other assets described in Section 1.1(a) to the Purchaser, the Seller intends for the Purchaser to thereby acquire substantially all of the properties, assets and business of GMM and the Subsidiaries as a going concern, including, without limitation, all items of personal property and other assets used in connection with the business of GMM and the Subsidiaries, whether or not any of such assets have any value for accounting purposes (collectively, the "Assets"), free and clear of all Liens. The Seller shall deliver custody and control of the Assets to the Purchaser at the Closing. The "Business" shall mean the diabetes supply and disease management business, the microsampling business and all other businesses operated by the Seller and the Subsidiaries on the date hereof.

     (c) Notwithstanding the foregoing, the term "Assets" shall not include the following assets, properties and rights of Seller (collectively, the "Excluded Assets"):

          (i) Seller's minute books and membership interest ledgers; provided that Purchaser may obtain copies of the foregoing and Seller hereby covenants to provide Purchaser reasonable access to the foregoing, for all proper purposes;

          (ii) Seller's rights under this Agreement and the other agreements to be executed in connection herewith;

          (iii)   those  assets,  properties  and  rights  set forth on Schedule
                                                                        --------
1.1(c);
------

          (iv) claims (and benefits to the extent they arise therefrom) to the extent they relate to any Excluded Liabilities (as defined below) of Seller and any other Excluded Assets of Seller; and

          (v) rights arising from any refunds due Seller as of the Effective Date with respect to insurance premium payments of Seller and income tax refunds due Seller for periods ending on or prior to the Effective Date from federal, state and local income taxing authorities.

     (d) At the Closing, Purchaser shall execute and deliver to the Seller the "Assumption Agreement" (as defined in Section 2.3(l) hereof), pursuant to which Purchaser assumes and agrees to perform, pay and discharge in accordance with their respective terms the following debts, liabilities and obligations of Seller (collectively, the "Assumed Liabilities"), as of the Effective Date:

          (i) all debts, liabilities and obligations arising after the Effective Date under the contracts assigned to Purchaser pursuant to Section 1.1(a)(ii);

          (ii) any liabilities and obligations reflected as current liabilities on the unaudited balance sheet of Seller dated as of September 30, 1998 delivered to Purchaser pursuant to Section 2.2(t) (the "September 30, 1998 Balance Sheet") which remain unpaid or outstanding on the Closing Date, including, without limitation, all amounts reflected thereon for accounts payable, accrued taxes, accrued payroll related expense, accrued professional fees, accrued interest, intercompany accounts incurred in the ordinary course of Business between Seller and any Subsidiary and other current liabilities, including deferred revenue, incurred in the ordinary course of the Business, but specifically excluding liabilities described as Excluded Liabilities in Section 1.1(e) hereof (the foregoing type of liabilities are hereafter referred to as "Current Liabilities");

          (iii) the Current Liabilities of Seller, incurred in the ordinary course of the Business from September 30, 1998 through Closing but expressly excluding the Excluded Liabilities set forth in Section 1.1(e) hereof; and

          (iv) any other indebtedness for borrowed money or seller financing, other than capital lease obligations and related accrued interest ("Funded Debt") of Seller which Purchaser elects to assume and which results in a reduction in the Purchase Price pursuant to Section 1.4.

     (e) Notwithstanding anything else contained herein to the contrary, all liabilities and obligations of Seller (whether known or unknown, liquidated or unliquidated, contingent or fixed) other than the Assumed Liabilities
(collectively, the "Excluded Liabilities") are not assumed by Purchaser (regardless of whether any such liabilities or obligations are disclosed in or pursuant to this Agreement) pursuant hereto and all Excluded Liabilities (other than those assumed by Gainor North America pursuant to the Subsidiary Assumption Agreement (as defined in Section 2.3(m)) shall remain the liabilities and obligations of Seller. Seller hereby agrees that it shall fully and timely pay, perform and discharge all of its Excluded Liabilities (other than those assumed by Gainor North America pursuant to the Subsidiary Assumption Agreement) in accordance with their respective terms. Without limiting the generality of the foregoing, Excluded Liabilities include, without limitation, the following, whether or not reflected as Current Liabilities on the September 30, 1998
Balance  Sheet  or  the  December  31,  1998  Balance  Sheet:

          (i) any liability or obligation arising under any contract of Seller listed on Schedule 1.1(e) hereof;
          ---------------

          (ii) any liability or obligation (including, without limitation, taxes) related to the Excluded Assets;

          (iii) any liability or obligation to any employee of Seller, not employed by Purchaser or any Subsidiary after the Closing;

          (iv)  except  as set  forth  on  Schedule  1.1(e),  any  liability  or
                                           -----------------
obligation arising out of any termination by Seller of the employment of any employee as a result of this transaction or otherwise and any liability or obligation related to any former employee of Seller who retired effective as of or prior to the Closing Date, including, without limitation, any liability under the agreement dated June 13, 1997 between Seller and Raymond D. Gainor;

          (v) any liability or obligation under any litigation, arbitration, investigation or other proceeding brought against Seller with respect to any matter occurring prior to the Closing Date (regardless of whether it is pending as of or has been threatened or asserted prior to the Closing Date);

          (vi) any liability or obligation for any income taxes owed by Seller for any period ending on or prior to the Effective Date and any liability or obligation for any income, sales, use or other taxes arising in connection with the consummation of the transactions contemplated by this Agreement; (except to the extent there is a transfer tax with respect to the transfer of stock under UK law);

          (vii) any liability or obligation of Seller relating to any breach of contract, breach of warranty, tort, infringement or violation of law prior to the Closing Date;

          (viii) any liability or obligation payable to any member or affiliate of Seller;

          (ix) any liability or obligation of Seller to indemnify any person by reason of the fact that such person was an employee, officer, director or agent of Seller (or such person was serving as an employee, officer, director or agent of any other entity at the request of Seller) prior to the Closing Date;

          (x) any liability or obligation of Seller for costs and expenses (including, without limitation, professional fees) incurred in connection with this Agreement and the transactions contemplated hereby;

          (xi) except as set forth in Section 1.1(d)(iv), any liability or obligation of Seller relating to any bank loan or other indebtedness for borrowed money, including any accrued interest thereon; and

          (xii)  any  liability  covered  by  insurance   maintained  by  Seller
immediately prior to the Closing Date, to the extent of such coverage.

     1.2     PURCHASE PRICE.  Subject to the provisions of Sections 1.4, 1.5 and
             --------------
1.6 hereof, as consideration for all of the Interests and Assets to be acquired by Purchaser pursuant to Section 1.1, Purchaser shall pay to Seller the aggregate amount of $130,000,000 (the "Purchase Price"). The Purchase Price shall be allocated as provided in Section 1.3 hereof and paid as provided in
Section  1.4  hereof.

     1.3     ALLOCATION  OF  PURCHASE  PRICE.  The  Purchase  Price  shall  be
             -------------------------------
allocated  among  the  Interests  and Assets as provided on Schedule 1.3 hereof.
                                                            ------------
Each party hereto covenants and agrees that it will not take a position on any tax return, before any agency charged with collection of any tax, or in any judicial or administrative proceeding that is in any way inconsistent with the allocation set forth on Schedule 1.3.
                            -------------

     1.4     PAYMENT  OF  PURCHASE  PRICE.
             ----------------------------

     (a) At the Closing, Purchaser shall deliver to the Seller, in immediately available U.S. funds, by wire transfer to such banks and accounts in the United States as shall be designated by Seller, or by certified or official bank checks, the amount of $85,000,000, less the amount of any Funded Debt of Seller or any Subsidiary that Purchaser elects to assume pursuant to Section 1.1(d)(iv) or accepts as a liability of a Subsidiary pursuant to Section 3.16 by notice to Seller not less than 2 days prior to the Closing.

     (b) At the Closing, Purchaser shall deliver to the Seller 10,000 shares of the $.01 par value convertible preferred stock of the Purchaser having a liquidation value of $1,000 per share (the "Convertible Preferred Stock"). Such Convertible Preferred Stock shall have the rights and preferences set forth on
Schedule  1.4(b)  hereof.
----------------

     (c) At the Closing, Purchaser shall deliver to the Seller 35,000 shares of the $.01 par value redeemable preferred stock of the Purchaser having a liquidation value of $1,000 per share (the "Redeemable Preferred Stock"). Such Redeemable Preferred Stock shall have the rights and preferences set forth on
Schedule  1.4(c)  hereof.
----------------

     1.5     ADDITIONAL  PURCHASE  PRICE  PAYMENTS.
             -------------------------------------

     (a) Subject to the terms and conditions set forth in this Section 1.5, Purchaser shall make the following additional payments, if any, to the Seller in consideration for the Interests and Assets, which payments shall be in addition to the Purchase Price (any such additional payment is referred to herein as an "Additional Purchase Price Payment"), as follows:

          (i) if the aggregate EBITDA (as defined below) of the Subsidiaries equals or exceeds U.S.$*** during calendar year 1999, Purchaser shall pay to the Seller an Additional Purchase Price Payment of $*** for each dollar of aggregate EBITDA between U.S.$*** and U.S.$***, for a possible Additional Purchase Price Payment of U.S.$20,000,000;

          (ii) for each additional U.S.$*** of aggregate EBITDA of the Subsidiaries during calendar year 1999 above U.S.$***, Purchaser shall pay to the Seller an Additional Purchase Price Payment in the amount of $5,000,000; provided that such Additional Purchase Price Payments under this clause (ii) shall not exceed $15,000,000;

          (iii) provided that if any amount is owing pursuant to Section 1.5(a)(i) or 1.5(a)(ii) above, Purchaser shall pay to the Seller an Additional Purchase Price Payment equal to that amount of interest (at 4% per annum) that would have accrued on the Additional Purchase Price Payments payable pursuant to Sections 1.5(a)(i) and (ii) above, if any, had the Earn-Out Note for such Additional Purchase Price Payments been issued on January 1, 2000, which amount shall be added to the principal of the Earn-Out Note on the date of issuance;

          (iv) provided that if any amount is owing pursuant to Section 1.5(a)(i) or (ii) above, Purchaser shall pay to the Seller an Additional Purchase Price Payment equal to that amount of interest (at 8% per annum) that would have accrued on the Additional Purchase Price Payments payable pursuant to Sections 1.5(a)(i) and (ii) above, if any, had the Earn-Out Note for such Additional Purchase Price Payments been issued on January 1, 2000, which Additional Purchase Price Payment shall be paid in cash at the time of issuance of the Earn-Out Note as provided below;

          (v) if, due to application of the installment sale rules of the United States Internal Revenue Code of 1986, as amended (the "Code"), the determination of the Additional Purchase Price Payments pursuant to clauses (i) and (ii) above causes the gross profit percentage attributed to the payments of Purchase Price reported by the Seller for federal income tax purposes as income received by the Seller in calendar year 1999 (the "1999 Payments") to be higher than originally reported, Purchaser shall pay Seller an Additional Purchase Price Payment hereunder, in an amount equal to the lesser of (y) $250,000 or (z) the amount of interest payable to the Internal Revenue Service with respect to any resulting underpayment of tax on the 1999 Payments, such interest to be computed through that date which is 30 days after the date on which the amount of the Additional Purchase Price Payments payable under clauses (i), (ii) and (iii) above is determined.

     Any Additional Purchase Price Payment payable pursuant to this Section 1.5 shall be allocated among the Interests and Assets as provided in Schedule 1.3.
                                                                   ------------
Any Additional Purchase Price Payment payable pursuant to Sections 1.5(a)(i), 1.5(a)(ii) and 1.5(a)(iii) shall be paid by the Purchaser by the delivery to Seller of a note of the Purchaser substantially in the form attached hereto as Exhibit A (the "Earn-Out Note"), accompanied by an opinion of Troutman Sanders
----------
LLP, counsel for the Purchaser, dated the date of the Earn-Out Note, in form and substance reasonably satisfactory to Seller. Any Additional Purchase Price Payment payable pursuant to Section 1.5(a)(v) shall be paid by Purchaser in cash, either by wire transfer or certified or official bank checks within 10 days of Seller's delivery to Purchaser of a detailed calculation of the amount due. Any Additional Purchase Price Payment payable pursuant to Section
1.5(a)(iv) shall be paid by Purchaser in cash, either by wire transfer or certified or official bank checks on the date of issuance of the Earn-Out Note.

     As used in this Section 1.5, the term "EBITDA" of the Subsidiaries shall mean the 1999 annual consolidated earnings of the Subsidiaries and, to the extent positive, the earnings of Diabetes Management Services, Inc.'s diabetes supply business (which business specifically excludes DMS' business of providing clinical services or any sales of supplies incidental thereto) ("DMS") (whether or not such business is operated through a Subsidiary) before interest, taxes, depreciation and amortization, as reported at the conclusion of 1999 in audited consolidated financial statements of the Subsidiaries and DMS (excluding any financial results of any acquisitions by Purchaser or any Subsidiary subsequent to the Closing). EBITDA shall be derived from the applicable amounts that were determined in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with past practices, provided that the costs of the audit of the Financial Statements, as defined in Section 4.3.7, of Seller, the Subsidiaries and DMS for the year ended December 31, 1998 and for any fiscal year prior to December 31, 1998 which Purchaser is required to file with the Securities and Exchange Commission ("Commission") in connection with the Form 8-K report of this transaction shall be deducted in computing 1999 EBITDA. EBITDA shall not include any allocation of overhead of Purchaser to the Subsidiaries other than (i) charges for services actually provided to the Subsidiaries by Purchaser at the request of Lucor Holdings, LLC ("Lucor") which services shall be charged at a rate approximating the costs incurred by Purchaser for providing such services, as set forth below; or (ii) charges for services contemplated in the 1999 Gainor Medical Budget previously reviewed by Purchaser as the same may subsequently be revised pursuant to this Section 1.5 (the "Budget"), so long as the amount charged to EBITDA for services under this Section (ii) shall not exceed the amount included in the Budget therefor. The costs incurred by Purchaser shall be determined by considering relevant pricing factors, including, without limitation, the number of personnel hours required, the hourly cost of the person or persons providing the services, and the cost of materials, the allocable overhead to the Subsidiaries (including employee benefits) and the cost of capital consumed in providing such services. In addition to amounts to be billed to Subsidiaries, Subsidiaries shall either pay directly or reimburse Purchaser for the amount of all expenses for outside professional services reasonably incurred by Purchaser for and on behalf of Subsidiaries, including, without limitation, public accounting and outside legal services. Any compensation paid or expenses reimbursed by Purchaser under the Lucor Management Agreement shall be charged against EBITDA. If the Purchaser believes the Subsidiaries should make an expenditure that is not contemplated in the Budget or is greater than the amount included in the Budget for such item, and Lucor Management does not agree that the expenditure is necessary, the matter will be submitted to the Board of Directors of the Purchaser, and the expenditure will be charged against EBITDA and added to the Budget only if the Board of Directors by a majority vote concludes that the expenditure is necessary.

     (b) No later than March 31, 2000, Purchaser shall cause to be prepared in accordance with GAAP and delivered to the Seller audited consolidated financial statements of the Subsidiaries (including DMS, whether or not operated through a Subsidiary, but excluding any financial results of any acquisitions by Purchaser or any Subsidiary subsequent to the Closing) for the year ended December 31, 1999 (the "Additional Payment Financial Statements"). Payment of all Additional Purchase Price Payments calculated by the Purchaser to be due pursuant to Sections 1.5(a)(i) ,1.5(a)(ii) and 1.5(a)(iii) shall be made pursuant to the Earn-Out Note which shall be executed and delivered by the Purchaser to the Seller within 15 days following the date such Additional Payment Financial Statements are agreed to by Purchaser and Seller or finally resolved as hereinafter provided. The Seller and, on the Seller's behalf, an independent national accounting firm chosen by the Seller) shall have the right at mutually agreed times during normal business hours commencing on the Closing Date and ending 60 days after the receipt of the Additional Payment Financial Statements to inspect the books and records of the Subsidiaries (and DMS). Seller shall notify Purchaser in writing of any objections to the Additional Payment Financial Statements (in reasonable detail) within 65 days after receiving them. If Seller fails to give such notice by such time, Seller shall be deemed to have agreed with the Additional Payment Financial Statements as delivered. If Seller gives such notice by such time, (i) Purchaser shall execute and deliver to the Seller an Earn-Out Note within 15 days following receipt by Purchaser of the Seller's Notice with regard to the undisputed portion of any amounts owed to Seller pursuant to this Section 1.5, and (ii) Seller and Purchaser shall then have 10 business days after such notice to agree on the amounts of the EBITDA. If Seller and Purchaser are not able to agree by such time, the Additional Payment Financial Statements will be submitted to Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct EBITDA, which was derived from the applicable amounts that were determined in accordance with GAAP applied in the manner consistent with reasonable past practices, within 30 days following such submission. Deloitte & Touche's (or any such successor accounting firm's) determination shall be final and binding on Seller and Purchaser. The costs of any such determination shall be shared equally by Seller and Purchaser.

     (c) During 1999, Purchaser shall keep the Business intact as a separate unit, shall manage it in the ordinary course consistent with past practice, and shall not, without obtaining the prior written consent of Seller, take any of the following actions:

          (i) liquidate, consolidate, dissolve or merge any material Subsidiary or DMS with or into another company other than another Subsidiary, including without limitation, into a subsidiary or affiliate of Purchaser;

          (ii) cause a material change in the nature of the Business as presently conducted by the Subsidiaries and DMS;

          (iii) transfer assets or incur liabilities in the Subsidiaries or DMS except in the ordinary course of business consistent with past practice;

          (iv) remove from the premises of the Subsidiaries (other than to the premises of the Purchaser) any books or records of the Business reasonably necessary for the continuation of the operation of the Business; or

          (v) fail to honor or perform its obligations under the Lucor Management Agreement.

     1.6     CASH  ADJUSTMENT.
             ----------------

     (a) Subject to the terms and conditions set forth in this Section 1.6, the Purchase Price for the Interests and Assets shall be increased by the amount (the "Cash Adjustment") of the average of the cash reported on the consolidated daily cash balances reports of the Seller and the Subsidiaries for the period from September 16, 1998 through December 15, 1998 inclusive (the "Average Cash Balance"), adjusted in accordance with Section 1.6(b) below. Purchaser shall pay at the Closing one-half of the amount of the "Estimated Cash Adjustment" determined in accordance with Section 1.6(c) and any remaining unpaid balance of the Cash Adjustment shall be paid in accordance with Sections 1.6(d) and (e).

     (b) The Cash Adjustment shall be an amount equal to the Average Cash Balance, plus any receipt of Cash Items by Seller related to Excluded Assets from December 16, 1998 to the Closing Date and minus (i) any disbursement of Cash Items by Seller or any Subsidiary related to Excluded Liabilities or Subsidiary Excluded Liabilities (as defined in Section 3.16), and (ii) distributions to or payments to or on behalf of members of Seller or their affiliates from December 16, 1998 to the Closing Date (other than payments of base salary and 1998 bonuses in the aggregate amount of $335,000).

     (c) Not later than 10 days prior to the Closing, Purchaser and Seller shall agree upon the amount of the Estimated Cash Adjustment. If Purchaser and Seller are unable to agree by such time, then the parties shall cause a determination to be made of such Estimated Cash Adjustment by Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm). Seller shall notify Purchaser in writing of the amounts so determined no later than 2 days prior to the Closing. The cost of such determination shall be shared equally by Purchaser and Seller.

     (d) On or before February 1, 1999, Lucor, with the assistance of Purchaser's personnel, shall deliver to Purchaser the December 31, 1998 Balance Sheet, prepared in accordance with GAAP consistently applied, together with a detailed calculation of the Cash Adjustment determined in accordance with

Sections 1.6(a) and 1.6(b). On or before April 1, 1999, Purchaser shall deliver to Seller (i) the December 31, 1998 (Consolidated) Balance Sheet, prepared in accordance with GAAP consistently applied and audited by Purchaser's independent certified public accountants (Purchaser's Accountants), (ii) Purchaser's detailed calculation of the Cash Adjustment determined in accordance with Sections 1.6(a), and 1.6(b), and (iii) payment, by wire transfer or certified or official bank check, of the unpaid balance of the amount of the Cash Adjustment as shown in such calculation.

     (e) Seller shall notify Purchaser in writing of any objections to Purchaser's calculation of the Cash Adjustment (in reasonable detail) within 15 days after receiving it. If Seller fails to give such notice by such time, Seller shall be deemed to have agreed with Purchaser's calculation of the Cash Adjustment as delivered. If Seller gives such notice by such time, Seller and Purchaser shall then have 10 business days after such notice to agree on the amounts of the Cash Adjustment. If Seller and Purchaser are not able to agree by such time, the Cash Adjustment calculation will be submitted to Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Cash Adjustment, under GAAP applied in a manner consistent with past practices, within 30 days following such submission. Deloitte & Touche's (or any such successor accounting firm's) determination shall be final and binding on Seller and Purchaser. The costs of any such determination shall be shared equally by Seller and Purchaser. If Deloitte & Touche determines that the actual Cash Adjustment is greater than Purchaser's calculation of the Cash Adjustment pursuant to Section 1.6(d), Purchaser shall pay Seller within 15 days following Purchaser's receipt of Deloitte & Touche's determination, by wire transfer or certified or official bank check, the additional amount so determined. If Deloitte & Touche determines that the actual Cash Adjustment is less than Purchaser's calculation of the Cash Adjustment pursuant to Section 1.6(d), Seller shall pay Purchaser within 15 days following Seller's receipt of Deloitte & Touche's determination, by wire transfer or certified or official bank check, the amount of any overpayment resulting therefrom.


                                    ARTICLE 2
                                     CLOSING
                                     -------

     2.1     CLOSING  DATE.  Subject  to  the  fulfillment  of  the  conditions
             -------------
precedent specified in Articles 7 and 8 of this Agreement (or the waiver thereof as provided therein), the purchase and sale of the Interests and Assets shall be consummated at a closing (the "Closing") to be held at 10:00 a.m. prevailing Eastern Standard Time at the offices of Troutman Sanders LLP, 600 Peachtree Street, NE, Suite 5200, Atlanta, Georgia 30308, on January 15, 1999, or at such other time and place as shall be determined by the mutual agreement of Purchaser and Seller (the "Closing Date"). The Closing shall be deemed effective as of 12:01 a.m. Eastern Standard Time, January 1, 1999 (the "Effective Date").

     2.2     DELIVERIES OF THE SELLER.  At the Closing, the Seller shall deliver
             ------------------------
to  Purchaser,  in  form and substance satisfactory to Purchaser, the following:

     (a) any and all certificates representing the Interests, which certificates (as to Subsidiaries directly owned by GMM) shall be duly endorsed in blank for transfer or accompanied by properly executed transfer powers endorsed in blank, and any other documentation reasonably requested by Purchaser necessary or appropriate to transfer and assign all of such Interests to Purchaser;

     (b) a Bill of Sale and Assignment executed by the Seller, substantially in the form of Exhibit B attached hereto (the "Bill of Sale") or a similar
                   ----------
document required by the local law applicable to any Foreign Subsidiary and such other documents of transfer, assignment and conveyance as may be reasonably requested by Purchaser to vest in Purchaser good and marketable title in and to the Interests and Assets;

     (c) a certificate, dated as of the Closing Date, signed by Seller stating that (i) all conditions specified in Sections 7.1 and 7.2 have been fulfilled; (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken; and (iii) there has been no material adverse change in the business, properties or assets of the Seller or Subsidiaries from the date of this Agreement to the Closing Date;

     (d) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel for Seller and Mark J. Gainor ("MJG"), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

     (e) an opinion of Rosenberg & Liebentritt, P.C., counsel for SZ Investments, LLC ("SZI"), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

     (f) all minute books, stock record books, corporate seals, client lists, books of account, bank accounts, leases, contracts, agreements, files and other documents, instruments, work product, funds, receivables, assets, papers, and properties, of any kind, of the Subsidiaries and all such documents, etc. in any way related to their respective businesses, provided that Seller may retain copies of the foregoing, and Purchaser hereby covenants to provide Seller reasonable access to the foregoing for all proper purposes;

     (g) a Management Agreement, executed by MJG through Lucor (the "Lucor Management Agreement"), substantially in the form of Exhibit C attached hereto;
                                                      ---------

     (h) certificates of existence and good standing for the Seller and Subsidiaries (other than the Foreign Subsidiaries) issued by the Secretary of State or other applicable governmental authority of its respective state or country of incorporation or organization, as applicable, dated as of a date no more than five days prior to the Closing Date;

     (i) copies of the Articles of Incorporation or Articles of Organization, as applicable, of Seller and each Subsidiary (other than the Foreign Subsidiaries) certified to be true and accurate by the Secretary of

State or other applicable governmental authority of its respective state or country of incorporation or organization, as applicable, dated as of a date no more than five days prior to the Closing Date;

     (j) copies of the Bylaws or Operating Agreement, as applicable, of Seller and each Subsidiary (other than the Foreign Subsidiaries) certified to be true and accurate by the current Secretary of Seller or such Subsidiary, dated as of the Closing Date;

     (k) copies of the latest extracts from the Commercial Registers (Handelsregisterausz ge) for each German Subsidiary indicating that such Subsidiary has been duly incorporated and still exists on the respective Register;

     (l)     copies  of  the  applicable  Gesellschaftsvertag  for  each  German
Subsidiary;

     (m) Standstill Agreement executed by MJG and SZI, substantially in the form of Exhibit D attached hereto (collectively the "Standstill Agreement");
          ----------

     (n)     Required  Consents  of  Third  Parties;

     (o) releases of all Liens on any of the assets, properties or rights of the Seller or the Subsidiaries (the "Lien Releases");

     (p) bank signature cards for all of Seller's and Subsidiaries' bank accounts;

     (q) all other documents, instruments, certificates and opinions required to be delivered by the Seller pursuant to this Agreement;

     (r) a Restrictive Covenant Agreement executed by Seller and MJG, substantially in the form of Exhibit E attached hereto;
                                  ----------

     (s) a Restrictive Covenant Agreement executed by SZI, substantially in the form of Exhibit E attached hereto;
               ----------

     (t)     the unaudited Consolidating Balance Sheet as of September 30, 1998;

     (u) the unaudited Consolidating Statement of Operations for the year ended December 31, 1998 and the Consolidating Balance Sheet as of December 31, 1998; and

     (v)     the calculation of the Estimated Cash Adjustment in accordance with
Section  1.6(c).

     2.3     DELIVERIES  OF  PURCHASER.  At the Closing, Purchaser shall deliver
             -------------------------
or  cause  to  be  delivered  to  the  Seller  the  following:

     (a) the Purchase Price (including, without limitation, the cash consideration, Convertible Preferred Stock and Redeemable Preferred Stock) to the extent required by and as provided in Section 1.4 hereof;

     (b) a certificate, dated as of the Closing Date, signed by the Purchaser stating that (i) all conditions specified in Sections 8.1 and 8.2 have been fulfilled; and (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken;

     (c)     the  Standstill  Agreement  executed  by  Purchaser;

     (d) an opinion of Troutman Sanders LLP, counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller;

     (e) a Registration Rights Agreement executed by Purchaser (the "Registration Rights Agreement") substantially in the form of Exhibit F attached
                                                              ---------
hereto;

     (f)     the  Lucor  Management  Agreement,  executed  by  Purchaser;

     (g) all other documents, instruments, and certificates required to be delivered by Purchaser pursuant to this Agreement;

     (h) certificates of existence and good standing for the Purchaser issued by the Secretary of State of Delaware, dated as of a date no more than five (5) days prior to the Closing Date;

     (i) copies of the Certificate of Incorporation of Purchaser, certified to be true and accurate by the Secretary of State of Delaware, dated as of a date no more than 5 days prior to the Closing Date;

     (j) copies of the Bylaws of Purchaser certified to be true and accurate by the current Secretary of Purchaser, dated as of the Closing Date;

     (k)     the  Common  Stock  Warrant, substantially in the form of Exhibit G
                                                                       ---------
attached  hereto;

     (l) the Assignment and Assumption Agreement, substantially in the form of Exhibit H attached hereto (the "Assumption Agreement"); and
    ----------

     (m)     the  Subsidiary  Assumption  Agreement substantially in the form of
Exhibit  I  hereto  (the  "Subsidiary  Assumption  Agreement").
----------

                                    ARTICLE 3
                                    ---------
                              ADDITIONAL AGREEMENTS
                              ---------------------

     3.1    CONFIDENTIALITY.   Purchaser and the  Seller  acknowledge  that  the
            ---------------
Confidentiality Agreement, dated October 28, 1998, shall survive the execution of this Agreement and remain binding upon Purchaser and the Seller, except that paragraph 3 thereof is superseded by Section 3.3 of this Agreement; , provided, however, that Purchaser hereby consents, pursuant to paragraph 9 of such Confidentiality Agreement, to purchases of Matria Common Stock by or on behalf of Seller and its members during the Interim Period so long as (i) Seller informs Purchaser in writing of the number of shares so purchased and the purchase price paid therefor, not later than 2 business days after each such purchase; (ii) such purchases shall not cause to the "Beneficial Ownership" of Seller and its affiliates (as defined in the Standstill Agreement), in the aggregate, to exceed 3% of the outstanding Matria Common Stock without the prior written consent of Purchaser; and (iii) the shares so purchased shall otherwise remain subject to all provisions of such Confidentiality Agreement and shall be subject to the Standstill Agreement from and after the Closing Date.

     3.2     ACCESS  TO  PREMISES, RECORDS, PROPERTIES, CUSTOMERS AND EMPLOYEES.
             ------------------------------------------------------------------

     (a) During the period from the date of this Agreement to the Closing, Seller agrees to permit and to cause the Subsidiaries to permit Purchaser and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, the Seller and the Subsidiaries and to cause their respective officers and employees to furnish to Purchaser and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of the Seller and the Subsidiaries, as Purchaser may reasonably request; and Seller agrees to cause the respective officers and employees of the Subsidiaries to cooperate with Purchaser and its representatives, agents, counsel and accountants in order to enable Purchaser to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of the Seller and the Subsidiaries.

     (b) During the period from the date of this Agreement to the Closing, Purchaser agrees to permit the Seller and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, Purchaser and its wholly-owned subsidiaries and to cause its officers and employees to furnish to Seller and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of Purchaser, as Seller may reasonably request; and the Purchaser agrees to cause its officers and employees to cooperate with Seller and its representatives, agents, counsel and accountants in order to enable Seller to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of Purchaser and its wholly-owned subsidiaries.

     (c) During the period from the date of this Agreement to the Closing, Seller agrees to permit, and to cause the Subsidiaries to permit, Purchaser and its representatives, agents, counsel and accountants to talk to and meet with, at all reasonable times, the respective customers, suppliers and employees of the Seller and the Subsidiaries to the extent such activities do not unreasonably disrupt the Business; provided, however, Purchaser shall notify Seller prior to such conversations with customers and suppliers and allow Seller the opportunity to be included in said conversations.

     3.3     PUBLICITY.  During  the  period  from the date of this Agreement to
             ---------
the Closing, each party hereto agrees to obtain the approval of the other parties hereto prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld; provided, however, that the provisions of this Section 3.3 shall not prohibit any party from making any such release, statement or announcement if, upon advice of counsel, it is believed that such party is required to do so under any applicable law, rule or regulation (in which case such party shall use all reasonable efforts to give the other party prior notice thereof and an opportunity to review and comment thereon).

     3.4     ACQUISITION  PROPOSALS.
             ----------------------

     (a) During the term of this Agreement, Seller shall not, directly or indirectly, through any officer, director, employee or agent of Seller or the Subsidiaries, or otherwise, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with the Seller or the Subsidiaries or
(ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller will promptly notify Purchaser if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

     (b) During the term of this Agreement, Purchaser shall not, directly or indirectly, through any officer, director, employee or agent of Purchaser or otherwise, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase by Purchaser, directly or indirectly, of all or a material amount of the assets of, or any equity interest in, or merger, consolidation or business combination with a competitor of Seller or the Subsidiaries other than DMS or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing. Purchaser will promptly notify Seller if such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

     3.5     APPROVALS  AND  CONSENTS; REASONABLE EFFORTS.  From the date hereof
             --------------------------------------------
until the Closing, each party hereto hereby covenants with the other parties hereto that it will cooperate to give all notices and obtain as soon as is reasonably practicable all approvals, consents and waivers of state and federal departments or agencies or of any other parties required or deemed necessary or beneficial for consummation of the transactions contemplated by this Agreement and shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement or in any document delivered pursuant to this Agreement shall be construed as an attempt to agree to assign any contract, certificate, license or other Asset which under law, rule or regulation or by agreement is nonassignable without the consent of a party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given. Seller will use its reasonable good faith efforts to obtain all such necessary consents of the parties to any such contracts prior to the Closing. In order, however, that the full value of the Interests, and every such contract, certificate, license or other asset included within the Assets and all claims and demands in such contracts may be realized, Seller covenants with Purchaser that Seller, by itself or by its agents, will, at the request and expense and under the direction of Purchaser, in the name of the Seller, or otherwise, as Purchaser shall specify and as shall be permitted by any law, rule or regulation, take all such reasonable actions and do or cause to be done all such reasonable things as shall be necessary in order that the rights of Seller in and under the Interests, and all such contracts, certificates, licenses and other Assets shall be preserved. Each of the parties shall use reasonable efforts to close the transactions contemplated herein on or before January 15, 1999.

     3.6     COOPERATION  OF THE PARTIES; REGULATORY APPROVALS.  Purchaser shall
             -------------------------------------------------
be responsible, at its sole cost and expense, for obtaining all regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any acts or actions required to be taken as part of or as a condition to their respective obligations under this Agreement. Seller shall cooperate with and assist Purchaser, as Purchaser shall reasonably request, in obtaining the approval of all regulatory agencies and officials whose approval is required for the transfer of all licenses and other regulatory approvals required to enable the Purchaser to acquire the Interests and the Assets and operate the business of the Subsidiaries.

     3.7     EXPENSES.  Seller  will  pay  all  fees  and  expenses,  including,
             --------
without limitation, counsel and accountants' fees, incurred by Seller and the Subsidiaries in connection with this Agreement and any transaction contemplated by this Agreement. The Purchaser will pay all fees and expenses, including, without limitation, counsel and accountants' fees, incurred by it in connection with this Agreement and any transaction contemplated by this Agreement. Notwithstanding the foregoing, Purchaser shall pay the filing fee for the notification required to be filed under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). Purchaser shall also pay the notary fees for the notarial deed regarding the transfer of the German Subsidiaries. Purchaser shall be responsible for paying any UK transfer taxes payable upon the transfer of the Interests.

     3.8     CORPORATE  NAMES.  Following  Closing,  neither  Seller  nor  any
             ----------------
affiliate of Seller will use any corporate name, trade name or advertising symbol (other than the Seller's logo) associated with, or similar to those of the Seller or the Subsidiaries in connection with Seller's or the Subsidiaries' businesses other than the "Gainor" name. MJG and Seller hereby grant to Purchaser a fully paid-up, perpetual, royalty-free, world-wide license to use the "Gainor" name, which license shall be exclusive with respect to the health care industry; provided, however, that such license may be revoked on not less than 60 days' written notice specifying in detail the reasons therefor, by MJG or Seller in the event that either of them reasonably believes that the Purchaser's use of the Gainor name brings disrepute to MJG.

     3.9     HART-SCOTT-RODINO  FILINGS.  Each  of  the Purchaser and the Seller
             --------------------------
agrees to (i) use its reasonable best efforts to file all documents with the Federal Trade Commission and the United States Department of Justice as may be required to comply with the HSR Act, and (ii) promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings, and (iii) use all reasonable efforts to obtain an early termination of the applicable waiting period.

     3.10     STANDSTILL  AND  RESTRICTIVE  COVENANT AGREEMENTS.  Prior to or at
              -------------------------------------------------
the Closing, Seller shall cause MJG and SZI to enter into the Standstill Agreement and the Restrictive Covenant Agreements as required by Sections 2.2(m), 2.2(r) and 2.2(s).

     3.11     LUCOR  MANAGEMENT  AGREEMENT.  Prior  to or at the Closing, Seller
              ----------------------------
shall cause Lucor Management, Inc. to enter into the Lucor Management Agreement.

     3.12     TAX  MATTERS.
              ------------

     (a) Seller shall pay or cause to be paid in a timely fashion all income taxes (i) payable by Seller, or (ii) payable by Seller or any Subsidiary with respect to periods prior to the Effective Date. Purchaser shall be responsible for all Taxes (as defined in Section 4.3.6) of each Subsidiary with respect to periods following the Effective Date.

     (b) Seller shall file and control any returns required to be filed by the Seller or any Subsidiary after the Closing Date relating to periods ending on or before the Effective Date; provided that Purchaser shall have the right to review and comment on such returns before they are filed, provided further, that with prior written notice to Purchaser, Seller may make such extensions to Tax filings and make such estimated interim payments as may be permitted under applicable Tax law and regulations. In connection with such returns for the taxable year ending December 31, 1998, Seller shall assure that all Section
338(h)(10) elections are made in accordance with applicable Tax rules and regulations and Section 6.7 of the Universal Self Care Agreement (as defined in
Section  9.1(b)).

     (c) Seller, on the one hand, and Purchaser, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods prior to the Effective Date. Seller and Purchaser shall cooperate with each other in the conduct of any Tax audit or other proceedings involving any Subsidiary for such periods. In connection with any such audit or other proceeding Purchaser, upon Seller's request and at Seller's expense, shall provide Seller copies of all notices, correspondence, demands, assessments and other documents generated in connection with any such audit or other proceeding, all of which information shall remain subject to the confidentiality provisions of the October 28, 1998 Confidentiality Agreement. Seller shall also have the right to discuss the status of such audit or other proceeding with Purchaser's representatives and, with prior written notice to Purchaser, with the applicable taxing authorities involved. All of such activities by Seller shall be conducted in a manner so as not to adversely impact the best interests of Purchaser or the Subsidiaries; provided that notwithstanding the above, Seller shall at all times be permitted to act as required by law and to deal honestly and accurately with all applicable taxing authorities and in their preparation for submissions to such authorities without being in violation of this subsection (c).

     (d) Seller, on the one hand, and Purchaser, on the other hand, agree to furnish or cause to be furnished to each other, upon request, such information and assistance (including access to books and records) relating to the Seller and the Subsidiaries as is reasonably necessary for the preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

     (e) Seller agrees to indemnify Purchaser from and against any liability Purchaser may suffer from, arising out of, relating to, in the nature of, or caused by any liability of any Corporation Subsidiary for income taxes of any person other than any Corporation Subsidiary (i) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     3.13     BREAK-UP  FEE.
              -------------

     (a) In the event that Seller breaches Section 3.4(a) of this Agreement and the Closing does not occur for any reason not attributable to Purchaser or its affiliates, and within a year following the date of this Agreement either
(i) a person other than MJG or SZI gains control of more than 15% of the outstanding membership interests of Seller with the help, assistance, or approval of Seller, any of its management, its Board of Directors, or any stockholder or member of Seller or any successor to Seller, or (ii) Seller merges, consolidates, or effects any other business combination with any person, the result of which is that the current members of Seller own less than 80% of the resulting entity, or (iii) Seller, the Subsidiaries, or any of them, sell, lease or otherwise transfer all or 30% or more of their assets taken as a whole to any person or persons, then Seller shall be liable to pay to Purchaser the sum of $3,000,000 upon the consummation of any such transaction.

     (b) In the event that Purchaser breaches Section 3.4(b) of this Agreement and the Closing does not occur for any reason not attributable to Seller or its affiliates, and within a year following the date of this Agreement Purchaser acquires, directly or indirectly, through merger, consolidation, business combination or otherwise, substantially all of the assets of, or more than 51% of the equity interest in, any entity that was the subject of Purchaser's breach of Section 3.4(b) then Purchaser shall be liable to pay to Seller the sum of $3,000,000 upon consummation of any such transaction.

     3.14     SELLER  AND  SUBSIDIARY  PERMITS.  Seller shall cooperate with and
              --------------------------------
use its commercially reasonable efforts to assist Purchaser, both in advance of the Closing and after the Closing, in maintaining or reapplying for any Seller and Subsidiary Permits, as defined in Section 4.7.8, for Purchaser's use after the Closing at Purchaser's sole cost and expense.

     3.15     BULK SALES LAW.  Purchaser and Seller each hereby waive compliance
              --------------
with  the  provisions  of  any  applicable  bulk  sales  or  transfer  laws.

     3.16     DISCHARGE OF LIABILITIES.  Seller shall pay, perform and discharge
              ------------------------
when due in the ordinary course of business all debts, liabilities and obligations of Seller or any Subsidiary (i) for any income taxes for any period ending and prior to the Effective Date and any income, sales, use or other taxes arising in connection with the consummation of the transaction contemplated by this Agreement except to the extent there is a transfer tax with respect to the transfer of the stock under UK law; (ii) payable to Seller or any member or affiliate of Seller; (iii) for costs and expenses (including, without limitation, professional fees) in connection with this Agreement or the transactions contemplated hereby; and (iv) any Funded Debt other than Funded Debt of any Subsidiary which Purchaser accepts as a liability of a Subsidiary by notice to Seller not less than two (2) days prior to the Closing. The debts, liabilities and obligations referred to in this Section 3.16 are hereinafter referred to as the "Subsidiary Excluded Liabilities."


                                    ARTICLE 4
                                    ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and notwithstanding any independent investigations or verification undertaken by Purchaser or its representatives in connection herewith, Seller hereby represents and warrants to Purchaser that the following representations and warranties are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by Purchaser, be true and correct as of the Closing:

     4.1     VALIDITY.  This  Agreement constitutes the legal, valid and binding
             --------
obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

     4.2     DEFINITION  OF MATERIAL ADVERSE EFFECT.  As used in this Agreement,
             --------------------------------------
the term "Material Adverse Effect" shall mean a material adverse effect in the business or in the financial condition, results of operations, properties, assets, liabilities or prospects of Seller or the Subsidiaries, or any of them, or on the ability of Seller to enter into this Agreement and perform its obligations hereunder.

     4.3     CORPORATE  AND  FINANCIAL.
             -------------------------

          4.3.1     CORPORATE  STATUS.
                    -----------------

          (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller does not have any direct or indirect subsidiaries or own any shares of capital stock of any corporation or any interest in the ownership or management of any other entity except in those corporations and other entities listed on Schedule
                                                                        --------
4.3.1  hereto.  Seller has full power and authority, corporate or otherwise, and
-----
possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, except where the absence of such could not reasonably be expected to result in a Material Adverse Effect. Seller is qualified to transact business as a foreign limited liability company in the states listed on Schedule 4.3.1, and Seller is qualified to do business
                          --------------
in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

          (b) Each of the Corporation Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state or country of incorporation. Each of the LLC Subsidiaries (other than Dia Real) is a limited liability company duly organized, validly existing and in good standing under the laws of its respective state or country of organization. None of the Subsidiaries has any direct or indirect subsidiaries or owns any shares of capital stock of any corporation or any interest in the ownership or management of any other entity except in those corporations  and  other  entities  listed  on  Schedule  4.3.1.  Each  of  the
                                                ---------------
Subsidiaries has full power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, except where the absence of such could not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary is qualified to transact business as a foreign corporation or limited liability company, as applicable, in the states listed on Schedule 4.3.1 and each Subsidiary is qualified to do
                           --------------
business in all jurisdictions in which such qualification is required, except where failure to qualify would not have a Material Adverse Effect. David 68 validly exists and is in good standing under the laws of the Federal Republic of Germany and is registered in the commercial register of the local court of Frankfurt under HRB 45034. Hans MW and EU Medical are validly existing and in good standing under the laws of the Federal Republic of Germany. Dia Real is a limited partnership (kommanditgessellschaft) duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany.

          (c) The extracts from the Commercial Register and the articles of incorporation of the German Subsidiaries delivered by the Seller at Closing contain the most recent, true, accurate and complete version of the extracts from the Commercial Register and the articles of incorporation, respectively, of the German Subsidiaries currently valid and in full force and effect. No changes have been made thereto.

          4.3.2     AUTHORITY;  NO  VIOLATION;  CONSENTS.
                    ------------------------------------

          (a) The Subsidiaries, and each of them, have full power and authority to consummate the transactions contemplated by this Agreement, and all corporate or other action necessary on the part of the Subsidiaries, or any of them, to consummate the transactions contemplated hereby has been taken.

          (b) Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all corporate or other action necessary on the part of Seller to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby has been taken.

          (c) Neither the execution and delivery of this Agreement by Seller nor the performance of its obligations hereunder, will:

               (i) violate or conflict with any provision of the Certificate or Articles of Incorporation or Articles of Organization, as applicable, or Bylaws or operating agreement of Seller or any Subsidiary;

               (ii) except as set forth on Schedule  4.7.1,  breach or otherwise
                                          ---------------
constitute or give rise to a default under any material contract, commitment or other obligation to or by which Seller or any Subsidiary is bound;

               (iii)  violate  any  material  statute,   ordinance,  law,  rule,
regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Seller or any Subsidiary is subject; or

               (iv) except as set forth on Schedule 4.7.1,  require any consent,
                                           --------------
approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority.

          4.3.3     OWNERSHIP  AND  CAPITALIZATION.
                    ------------------------------

          (a)  Schedule  4.3.3   accurately  sets  forth  the  members  and  the
               ---------------
percentage  of  membership  interest  owned by each member of each class of GMM.
Schedule  4.3.3  accurately  sets  forth  GMM's  direct and  indirect  ownership
---------------
interest in each of the Subsidiaries, and no other person or entity owns any ownership interest in the Subsidiaries other than as shown on Schedule 4.3.3.
                                                                 ---------------
David 68 owns of record and beneficially 100% of the outstanding ownership interests of Hans MW, EU Medical and David 71. EU Medical and David 71, collectively, own of record and beneficially 100% of the outstanding ownership interests of Dia Real. GMAC owns of record and beneficially 100% of the outstanding capital stock of HMS and Self Care. Gainor Direct owns of record and beneficially 100% of the outstanding capital stock of AR Medical.

          (b) (i) Schedule 4.3.3 accurately sets forth the authorized capital stock of each Corporation Subsidiary and the amounts of such capital stock issued and outstanding. Schedule 4.3.3 accurately sets forth the members and membership interest of each LLC Subsidiary and the amounts of such membership interests issued and outstanding.

               (ii) All of the outstanding capital stock and membership or ownership interests, as applicable, of the Subsidiaries is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal or national and state securities laws. No event has occurred which could be registered as a repayment of share capital or could otherwise give rise to an obligation to inject capital contributions into the German Subsidiaries.

               (iii) None of the capital stock or share capital or membership or ownership interests, as applicable, of any Subsidiary has been issued in violation of any preemptive or other material rights of its shareholders, members or owners.

          (c)     Other  than  as  listed  on  Schedule  4.3.3,  none  of  the
                                               ---------------
Subsidiaries has outstanding any securities or other rights which are either by their terms or by contract convertible or exchangeable into capital stock or membership or other equity interest in such Subsidiary, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, the capital stock or membership or other equity interest (or securities convertible into capital stock or membership or other equity interest) in such Subsidiary. None of the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire or to register any shares of its capital stock or membership or other equity interests.

          (d)     Other  than  as  listed  on  Schedule  4.3.3,  there  are  no
                                               ---------------
agreements to which Seller or any Subsidiary is a party in any way restricting the transfer of any shares of capital stock or membership or other equity interests of any Subsidiary.

          (e) Any shares of capital stock or membership or other equity interest in Seller or the Subsidiaries which have been purchased or redeemed by the Seller or the Subsidiaries, as the case may be, have been purchased or redeemed in substantial compliance with all applicable national or federal and state laws, rules, regulations, and ordinances, including, without limitation, all federal and state securities laws. The purchase of the Interests and the consummation of the transactions contemplated hereby will not, with the giving of notice or lapse of time or both, result in a material default or acceleration of the maturity of, or otherwise materially modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Seller or the Subsidiaries, or any of them.

          4.3.4     TITLE  TO  INTEREST  AND ASSETS.  Seller has good, valid and
                    -------------------------------
marketable title to its Interests and Assets, free and clear of any and all Liens except for the liens and encumbrances listed on Schedule 4.3.4 to be
                                                            --------------
removed at or prior to Closing, and will transfer good, valid and marketable title thereto to Purchaser at Closing.

          4.3.5     CORPORATE  OR  OTHER  BOOKS  AND  RECORDS.  The  stock  and
                    -----------------------------------------
membership records, minute books and other books and records of the Seller and the U.S. Subsidiaries fully and accurately reflect all issuances, transfers and redemptions of the capital stock or membership or other equity interests of the Seller and the U.S. Subsidiaries, as the case may be, correctly show the total number of shares of such capital stock or membership or other equity interests, as the case may be, issued and outstanding on the date hereof, accurately reflect in all material respects all corporate or other action taken by the officers, directors, managers, members or shareholders, as applicable, of the Seller and the U.S. Subsidiaries, as the case may be (including actions taken by consent without a meeting), and contain true and complete copies or originals of the Seller's and the U.S. Subsidiaries': (i) Certificate or Articles of Incorporation or Articles of Organization or other organizational documents, as the case may be, and all amendments thereto, (ii) Bylaws or Operating Agreements or similar agreements, as the case may be, as amended and currently in force, and (iii) the minutes of all meetings or consent actions of their respective officers, directors, managers, members or shareholders, as applicable. Foreign Subsidiaries have complied with all similar requirements of their governing law. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such officers, directors, managers, members or shareholders except those contained in such minute books and all corporate or other actions of the Seller and the U.S. Subsidiaries were duly and validly taken in compliance with all applicable laws, rules, regulations and ordinances.

          4.3.6     TAXES.
                    -----

          (a) The Seller and the Subsidiaries have duly filed and will file, either individually or as part of a consolidated return or otherwise, when due
(i) all required federal, state, local and foreign "Tax" (as hereinafter defined) returns and reports; and (ii) all returns and reports of all other governmental units and agencies having jurisdiction with respect to Taxes imposed upon any of their respective income, properties, revenues, franchises, operations or other assets or Taxes imposed which might create a lien or encumbrance on any of their respective assets required to be filed by any of them prior to the date hereof. All such returns and reports are true, complete and correct in all material respects, and the Seller and the Subsidiaries have paid and will pay when due all Taxes as set forth in such returns or reports, and all such Taxes as set forth constitute all amounts which are due and owing by the Seller and the Subsidiaries. All federal, state, local and foreign Taxes and other governmental charges paid or payable by the Seller or the Subsidiaries have been timely paid, or have been accrued or reserved on the Seller's or the Subsidiaries' books in accordance with Internal Revenue Service rules and regulations and GAAP applied on a basis consistent with prior periods. Adequate reserves for the payment of Taxes have been established on the books of the Seller and the Subsidiaries, as applicable, for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing, the Seller and the Subsidiaries shall continue to maintain sufficient reserve accounts for the payment of expected Tax liabilities in accordance with GAAP applied on a basis consistent with prior periods. Except as set forth in
Schedule  4.3.6,  neither Seller nor any Subsidiary has received any notice of a
---------------
Tax deficiency or assessment of additional taxes of any kind, and there is no threatened claim against Seller or any Subsidiary, or any reasonable basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period, and on the Closing Date there will be no such notice, no such claim and no basis for any such claim. Neither Seller nor any Subsidiary has executed or otherwise agreed to or is bound by any currently effective waiver of any statute of limitations with respect to payment or assessment of Taxes or other agreement altering or affecting any otherwise applicable statute of limitations with respect to the payment of Taxes or the filing of Tax returns. There are no rulings or closing agreements executed with any taxing authority relating to Seller or the Subsidiaries or any of their respective assets that will be binding upon Purchaser after the Closing Date. Except for claims for customs duties, no claim has ever been asserted by an authority in a jurisdiction where the Seller or the Subsidiaries do not file Tax returns that Seller or any Subsidiary is or may be subject to taxation by that jurisdiction.

          (b) The Seller and the Subsidiaries have withheld proper and accurate amounts from all of their respective employees, independent contractors, creditors, shareholders, members or other third parties who have performed services in connection with the businesses of the Seller or any Subsidiary for all periods prior to the date hereof and will withhold proper and accurate amounts from the date hereof until Closing, all in compliance with the Tax withholding provisions of applicable federal, state, local and foreign Tax laws. All federal, state, local and foreign Tax returns, proper and accurate in all respects, have been filed by the Seller or the Subsidiaries for all periods for which returns were due with respect to withholding, social security, Medicare and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          (c) Each LLC Subsidiary has only one member and is treated as a disregarded entity separate from its owner for income Tax purposes under
Treasury  Regulation   301.7701-3.

          (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean any taxes, fees, levies, duties, charges or similar assessments (including interest, penalties and additions) imposed by or payable to any governmental or other taxing authority, whether foreign, federal, state, local or otherwise, including, without limitation, partnership, net income, gross income receipts, franchise, assets, withholding, excise, ad valorem, value added, capital gains, stamp, real and personal property assessment, sales, use, employment, social security and unemployment contributions, net worth, services, customs duties and other taxes or charges of any kind or nature.

          (e) All transactions between the German Subsidiaries and any of their present or former shareholders or persons closely related to such shareholders have been conducted entirely on an arm's-length basis, and no event has occurred which could be regarded as the payment of a constructive dividend. The classification of the German Subsidiaries' equity for Tax purposes as at December 31, 1997 is true and accurate in all material respects.

          4.3.7   FINANCIAL STATEMENTS. Attached hereto  as  Schedule  4.3.7 are
                  --------------------                       ---------------
true, correct and complete copies of (a) the audited consolidated financial statements of Seller and each Subsidiary for the fiscal years ended December 31, 1996 and December 31, 1997, including fiscal balance sheets, statements of income and retained earnings, statements of shareholders' or members' equity, statements of cash flows and related notes (all of the foregoing described financial statements being herein collectively referred to as the "Audited Financial Statements"); and (b) unaudited consolidating balance sheets of Seller and each Subsidiary dated September 30, 1998 (the "Unaudited Balance Sheets") and unaudited statements of income and cash flows for the nine-month period ended September 30, 1998 (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements") (the Audited Financial Statements and the Unaudited Financial Statements are collectively referred to hereinafter as the "Financial Statements"). Notwithstanding the foregoing, (i) audited financial statements for only 1997 for DIA Real have been prepared and are attached in
Schedule  4.3.7  and  (ii)  no  audited  financial  statements  for  Hans MW are
---------------
available,  and  only unaudited financial statements for Hans MW are attached in
Schedule  4.3.7.  Except  as  set  forth  on  Schedule  4.3.7 hereto, all of the
---------------                               ---------------
Financial Statements were prepared in accordance with GAAP applied on a basis consistent with prior periods, except that the Unaudited Financial Statements do not contain normal year end adjustments and omit footnote disclosures required by GAAP. Except as set forth on Schedule 4.3.7 hereto, the Financial Statements
                                 --------------
present fairly the financial condition of Seller and each Subsidiary as of the dates indicated therein and the results of operations and cash flows of Seller and each Subsidiary for the respective periods covered thereby and are consistent with the books and records of Seller and each Subsidiary.

          4.3.8  ACCOUNTS. Schedule 4.3.8  contains a complete and accurate list
                 --------  --------------
of the names and addresses of each and every bank and other institution in which Seller or any Subsidiary maintains an account or safety deposit box, the account numbers of each such account, and the names of all persons who are presently authorized to draw thereon or have access thereto.

          4.3.9     NOTES  RECEIVABLE;  ACCOUNTS  RECEIVABLE;  ACCOUNTS PAYABLE.
                    -----------------------------------------------------------

          (a) All notes receivable, accounts receivable and other receivables of the Seller or the Subsidiaries or due to the Seller or the Subsidiaries at September 30, 1998 are shown on the Unaudited Balance Sheets to the extent required by GAAP or are set forth on Schedule 4.3.9 as of the date thereof.
                                        ---------------
Except to the extent such receivables were satisfied in full in the ordinary course of business since the date of the Unaudited Balance Sheets, all such notes receivable, accounts receivable and other receivables shown on the Unaudited Balance Sheets or on Schedule 4.3.9 and all such notes receivable,
                                 ---------------
accounts receivable and other receivables arising since the date thereof (collectively, the "Receivables") have been and will be (except to the extent collected in the ordinary course of business consistent with past practice) genuine, legal and valid obligations of and bona fide claims against the respective makers thereof or debtors thereon for sales made, services performed or other charges arising on or before the date hereof, and all of the goods delivered and services performed that gave rise to such Receivables were delivered or performed in all material respects in accordance with the applicable orders, contracts, or client requirements therefor. All accounts payable shown on the Unaudited Balance Sheets represent, and all Current Liabilities to be reflected on the unaudited December 31, 1998 Balance Sheet will represent expenses incurred in the ordinary course of business consistent with past practices, except for accruals or payments incurred in connection with this Agreement.

          (b)  Except as set forth on  Schedule  4.3.9,  neither  Seller nor any
                                       ---------------
Subsidiary has written off any such Receivables since the date of the Unaudited Balance Sheets, except nonmaterial write-offs in the ordinary course of business consistent with past practice. All such Receivables are evidenced by written agreements, invoices or other instruments, true and correct copies of which will be made available to Purchaser for examination prior to the Closing. Except as set forth in Schedule 4.3.9, none of such Receivables is the subject of a pledge
             --------------
or assignment to secure debt, is subject to any security interest which will not be released by the Lien Releases, or has been placed for collection with any attorney or collection agency or similar individual or firm.

          4.3.10     LIABILITIES.
                     -----------

          (a) Neither Seller nor any Subsidiary has any debts, liabilities, or obligations of any kind in excess of $25,000 in the aggregate, whether accrued, absolute, known or unknown, contingent or otherwise, including but not limited to any (i) liability or obligation on account of any federal, state, local or foreign Taxes or penalties, or interest or fines with respect to such Taxes,
(ii) liability arising from or by virtue of the production, manufacture, sale, lease, distribution, delivery or other transfer or disposition of personal property or services of any type, kind or variety, or (iii) unfunded liability with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Seller or a Subsidiary or any other entity covering employees of Seller or a Subsidiary, except (1) those reflected on the Unaudited Balance Sheets, (2) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Unaudited Balance Sheets (none of which individually or in the aggregate has had, or will have a Material Adverse Effect), and (3) as specifically disclosed in Schedule 4.3.10. Except
                                                        ---------------
as  set  forth  on  Schedule  4.3.10,  neither Seller nor any Subsidiary has any
                    ----------------
liability or obligation (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person or entity.

          4.3.11     ORDINARY COURSE OF BUSINESS AND ABSENCE OF CHANGES.  Except
                     --------------------------------------------------
as  set  forth  in  Schedule  4.3.11,  since September 30, 1998, Seller and each
                    ----------------
Subsidiary has operated its respective business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, and except as set forth in Schedule 4.3.11, since September 30, 1998:
                                      ---------------

          (a) there has been no change in the business, assets, liabilities, results of operation, cash flow or financial condition of Seller or any Subsidiary, or in any of their respective relationships with suppliers, customers, employees, independent contractors, lessors, third party payors, regulators, vendors or others, which individually or in the aggregate could have a Material Adverse Effect;

          (b) the properties and assets of Seller and each Subsidiary have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (c) the books, accounts (including, without limitation, methods, practices and principles of financial and tax accounting), and records of Seller and each Subsidiary have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

          (d) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of, or other membership or equity interest in, Seller or any Subsidiary nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by Seller or any Subsidiary of any of the capital stock of, or other membership or equity interest in, Seller or such Subsidiary;

          (e) there has been (i) no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Seller or any Subsidiary to any director, officer, manager, salaried employee, or agent earning $25,000 or more per annum; (ii) no general increase in the compensation or in the rate of compensation payable or to become payable to hourly employees or to salaried employees or fee-for-services contractors of Seller or any Subsidiary earning less than $25,000 per annum ("general increase" for the purpose hereof means any increase generally applicable to a class or group of employees or agents, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees or agents and not generally to a class or group thereof); (iii) no director, officer, manager or employee hired at a salary in excess of $25,000 per annum; and (iv) no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (f) there has been no change in the Certificate or Articles of Incorporation, Articles of Organization, Operating Agreement or Bylaws or other organizational documents, as applicable, of Seller or any Subsidiary;

          (g) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current Taxes not yet due and payable) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Seller or any Subsidiary or assumed by Seller or any Subsidiary with respect to any asset other than in the ordinary course of business;

          (h) no obligation or liability of Seller or any Subsidiary has been discharged or satisfied, other than current liabilities reflected on the Unaudited Balance Sheets and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

          (i) there has been no sale, transfer or other disposition of any asset of Seller or any Subsidiary, the fair market value of which individually exceeds $25,000 or in the aggregate exceeds $100,000, except for sales of inventory in the ordinary course of business consistent with past practice;

          (j) there has been no amendment, termination or waiver of any right of Seller or any Subsidiary under any contract or agreement or governmental license, permit or permission which, individually or in the aggregate, has had or could result in a Material Adverse Effect;

          (k) there has been no creation of, amendment to or contribution, grant, payment or accrual for or to the credit of any employee of Seller or any Subsidiary with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement;

          (l) neither Seller nor any Subsidiary has (i) entered into any contract, agreement or commitment other than in the ordinary course of business consistent with past practices (none of which has had or will result in a Material Adverse Effect); or (ii) failed to perform its obligations under any of its contracts or agreements;

          (m) no Seller or Subsidiary has failed to manage working capital components (including cash, receivables, other current assets, trade payables and other current liabilities) in a fashion consistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions; and

          (n) no Subsidiary shall have assumed or otherwise become obligated to pay any liability of Seller other than liabilities properly related to the operations of such Subsidiary and not properly an obligation of Seller.

          4.3.12     LITIGATION  AND  PROCEEDINGS.  Except  as  set  forth  on
                     ----------------------------
Schedule  4.3.12,  there  are no actions, decrees, suits, counterclaims, claims,
----------------
proceedings or governmental or other investigations pending or, to the Knowledge of Seller (as defined below) or any Subsidiary, threatened against Seller or the Subsidiaries, or any of them, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against Seller or the Subsidiaries, or any of them, with respect thereto by any agency, arbitrator, court, commission or other authority which has not been paid or discharged. "Knowledge of Seller" means the actual knowledge of an executive officer of Seller. There are no pending or threatened claims against any of the officers, directors, employees, managers, members or shareholders of any Seller or any Subsidiary in connection with the business or affairs of Seller or such Subsidiary.

          4.3.13     RESERVED.

          4.3.14     INVENTORY.  The  inventory  included in the Assets consists
                     ---------
of items of a quality and quantity usable and salable in the ordinary course of the Business and are free of material defects, and the quantity of inventory is reasonable and warranted given the present and anticipated material circumstances of the Business.

     4.4     BUSINESS  OPERATIONS.
             --------------------

          4.4.1 CUSTOMERS AND ACCOUNTS. Schedule 4.4.1 contains a true, complete
                ----------------------  --------------
and accurate list of all customers and accounts (including, without limitation, third party payors) of Seller, Gainor North America, Gainor International, Gainor Europe, Gainor Direct, and AR Medical to whom sales of more than $25,000 were made during the period from January 1, 1997 through December 11, 1998; of Self Care to whom sales of more than $25,000 were billed during the period from January 28, 1998 through November 30, 1998; of HMS, constituting at least 75% of sales during the period from February 1, 1998 through November 30, 1998; and for the German Subsidiaries, to whom sales of more than US$25,000 were made since June 29, 1998. To the Knowledge of Seller, except as set forth on Schedule
                                                                        --------
4.4.1, relations with each such customer and account are strong, and Seller does
-----
not know of any customer or account who intends to discontinue the purchase of products or services from Purchaser or any Subsidiary on a basis consistent with past practice. Schedule 4.4.1 also lists all provider numbers for Seller and
                 ---------------
each Subsidiary (identified by name of provider, provider number and the applicable Seller or Subsidiary) pursuant to which any revenue included in the Financial Statements was collected from a third party payor.

          4.4.2     SUPPLIERS.  Schedule  4.4.2 contains a list of each supplier
                    ---------   ---------------
of goods or services to Seller or any Subsidiary to whom Seller or any such Subsidiary paid in the aggregate more than $50,000 during the period indicated on such Schedule, together with the amounts paid during such period. To the

Knowledge  of Seller, except as set forth on Schedule 4.4.2, relations with each
                                             --------------
supplier and account are strong, and Seller does not know of any supplier who intends to discontinue to supply products or services to Purchaser or any Subsidiary.

          4.4.3     ENVIRONMENTAL.
                    -------------

          (a)     Except  as  set  forth  on  Schedule 4.4.3, the Seller and the
                                              --------------
Subsidiaries have complied in all material respects at all times and are currently in compliance with all applicable laws, regulations, rules, judgments, orders and decrees pertaining to health, safety or environmental matters, including, without limitation, the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986), the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act (collectively, "Environmental Laws").

          (b)     Except  as set forth on Schedule 4.4.3, neither Seller nor any
                                          --------------
Subsidiary has received any notice from any person or entity of (and neither Seller nor any Subsidiary is otherwise aware of) any event, condition, circumstance, activity, practice, incident, action or plan (including, without limitation, any intentional or unintentional release into the environment of any hazardous or toxic substances) which may interfere with the Seller's or any Subsidiary's operation of their respective businesses, prevent continued compliance by the Seller or any Subsidiary with all Environmental Laws, or otherwise give rise to any liability or serve as the basis for any claim, action, suit or proceeding, hearing or investigation under any Environmental Law.

          (c)     (i)  Except  as set forth on Schedule 4.4.3, no portion of the
                                               --------------
"Real  Property"  (as  defined in Schedule 4.5.5) has been used by the Seller or
                                  --------------
any Subsidiary or to the Knowledge of Seller by any other party for the generation, handling, processing, use, refinement, recycling, treatment, storage or disposal of hazardous or toxic substances in any material amount which may give rise to liability; (ii) to Seller's knowledge, no underground tank or other underground storage receptacle for any hazardous or toxic substances, petroleum or petroleum products is or has been located on any portion of such Real Property; and (iii) there are no asbestos containing materials or structures located at or on any of the Real Property.

          (d) Neither the Seller, any Subsidiary nor any of the Real Property listed on Schedule 4.5.5 is subject to any applicable Environmental Law
                   --------------
requiring the performance of site assessments, the removal or remediation of hazardous or toxic substances, the giving of notice to any governmental agency or the recording or delivery of an environmental disclosure document or statement by virtue of the transactions contemplated by this Agreement.

          4.4.4     INSURANCE.  Schedule  4.4.4  contains  a  complete  list and
                    ---------   ---------------
description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, the Seller, the Subsidiaries or any of their respective officers, directors or managers, all of which will be maintained through the Closing Date in full force and effect. Schedule 4.4.4 also contains a complete
                                         --------------
list of (i) all pending claims under any of such policies or bonds; (ii) all claims made within the last three (3) years under any of such policies or bonds; and (iii) any denial of coverage or reservation of rights to contest any such claim asserted by any insurer. All material terms, obligations and provisions of each of such policies and bonds have been complied with; all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Neither the Seller nor any Subsidiary will, as of the Closing Date, have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. The Seller and the Subsidiaries have heretofore made available to Purchaser a true, correct and complete copy of each such insurance policy and bond listed on Schedule 4.4.4, or a summary thereof,
                                           --------------
and  none  of  such  policies  or bonds have since been modified in any respect.

          4.4.5     POWERS  OF ATTORNEY.  Schedule 4.4.5 contains a complete and
                    -------------------   --------------
accurate list setting forth the names and addresses of all persons holding a power of attorney on behalf of any Subsidiary.

     4.5     CONTRACTS;  PROPERTIES  AND  ASSETS.
             -----------------------------------

          4.5.1     CONTRACTS.
                    ---------

          (a)     Schedule  4.5.1  includes  a list of all Seller and Subsidiary
                  ---------------
contracts or agreements with a value, expected payments or expected benefits in excess of $25,000, identified by the Seller and Subsidiary, and all other Seller and Subsidiary contracts or agreements that are material to the Seller's or any Subsidiary's businesses (true, correct and complete copies of which have been delivered to Purchaser), including without limitation the following:

               (i) all agreements and participation agreements between Seller or any Subsidiary and any provider or pharmacy which serves Medicare or Medicaid patients;

               (ii) all managed care contracts or approvals in a managed care plan or third-party program;

               (iii) all third-party payor contracts;

               (iv) all agreements with Medicare, MediCal, and any state Medicaid agency or any fiscal intermediary for Medicare, MediCal, or any Medicaid agency;

               (v) all agreements with billing agencies and financial or fiscal intermediaries;

               (vi) all contracts or other documents regarding arrangements with referral sources and marketing agents; and

               (vii)  all  agreements   with  any  supplier  to  Seller  or  any
Subsidiary (other than outstanding standard form purchase orders in amounts less than $25,000).

          (b) True, correct and complete copies of each of the following documents received by the Seller or any of the Subsidiaries since January 1, 1998 have been made available to Purchaser and are listed on Schedule 4.5.1:
                                                                 --------------

               (i) all notices or other correspondence with any third party payor terminating a contract or relationship and the reason for such termination and all notices or other correspondence alleging any breach of any such contract;

               (ii) all notices or other correspondence with any managed care plan terminating a contract or relationship and the reason for such termination and all notices or other correspondence alleging any breach of any such contract;

               (iii)  all   notices,   if  any,  to   terminate  a  provider  or
participation agreement with Seller or any Subsidiary and all notices or other correspondence alleging a breach of any such agreement; and

               (iv) all discount pricing policies.

          (c)     Except  as  set  forth  on  Schedule  4.5.1:
                                              ---------------

               (i) Each contract required to be listed in Section 4.5.1(a) is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable against the other party or parties to such contracts in accordance with its terms; no such contract has been canceled or otherwise terminated, and to the Knowledge of Seller there is no threat to do so; no such contract requires assignment, and no such contract may be terminated, due to the transfer of the Interests or Assets to Purchaser;

               (ii) There are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults under any of the Seller's or Subsidiaries' contracts; and

               (iii) No Subsidiary is subject to any contract or agreement: (1) that contains covenants limiting the freedom of any Subsidiary to compete in any line of business in any geographic area; (2) that requires any Subsidiary to share any profits or make any payments or other distributions based on profits, revenues cash flows or referrals; or (3) pursuant to which third parties have been provided with products that can be returned to Seller or any Subsidiary in the event they are not sold.

          4.5.2     LICENSES;  INTELLECTUAL  PROPERTY.
                    ---------------------------------

          (a)     Schedule 4.5.2 contains a correct and complete list of all (i)
                  --------------
copyrights, registrations and registration applications, (ii) trademarks, (iii) service marks, (iv) logos, (v) trade names, (vi) patents, and (vii) computer software (the "Owned Software"), except for commercially available over-the-counter "shrink-wrap" software (the "Business Software") (collectively, the "Intellectual Property") used by the Seller or any Subsidiary in the ordinary course of their respective businesses (including, to the extent applicable, registrations, applications, and renewals for registrations of each of the foregoing) or which are owned or held for use by the Seller or any Subsidiary in connection with the operation of their respective businesses. Such items comprise all such software, patents, copyrights, trademarks, service marks and trade names required for the Seller and the Subsidiaries to conduct their  respective  businesses  as  presently  conducted.  Schedule  4.5.2  also
                                                          ---------------
identifies all software and other Intellectual Property licensed from third parties to the Seller or any Subsidiary which is material to the business of the Seller or any Subsidiary (the "Licensed Software" and "Licensed Intellectual Property"). Except as set forth on Schedule 4.5.2 and except for the Business
                                      --------------
Software, the Seller and the Subsidiaries own all rights to use and protect, or hold a valid license to use and protect, all such Intellectual Property. Neither Seller nor any Subsidiary has violated or infringed in any material way any patent, copyright, trademark, service mark or other intellectual property rights of any other person or entity, and, to the Knowledge of Seller, there are no claims pending or threatened against the Seller or any Subsidiary asserting that the use of any Intellectual Property by the Seller or any Subsidiary infringes the rights of any other person or entity. Neither the Seller nor any Subsidiary has made or asserted any claim of violation or infringement of any Intellectual Property against any other person or entity, and neither the Seller nor any Subsidiary is aware of any such violation or infringement. Neither the Seller nor any Subsidiary has granted any outstanding licenses or other rights to any such Intellectual Property to any other person or entity.

          (b) (i) The Business Software that is material to the operation of the Seller's or the Subsidiaries' respective businesses, (ii) the Owned Software, and (iii) any Licensed Software that has been incorporated into any Owned Software is "Year 2000 Compliant" except where the failure to be so compliant could not have a Material Adverse Effect. All hardware, computer equipment and firmware used by the Seller and/or any Subsidiary is Year 2000 Compliant except where the failure to be so compliant would not have a Material Adverse Effect. To the Knowledge of Seller, neither Seller nor any Subsidiary depends to any extent on embedded computer technology or computer information systems of its current vendors or suppliers that would, in the event that embedded computer chips or vendor/supplier computer systems fail to be Year 2000 Compliant, have a Material Adverse Effect. For the purposes of this Agreement, an item of computer hardware or software will be considered to be Year 2000 Compliant if it is capable of correctly processing, providing and/or receiving (including, without limitation, calculating, comparing and sequencing) date and time data from, into, within and between the years 1999 and 2000 and any other years in the Twentieth and Twenty-First centuries or it can be made so compliant or replaced without a material expenditure.

          4.5.3     TITLE  TO  ASSETS.  Except  as  otherwise  noted on Schedule
                    -----------------                                   --------
4.5.3  and  for  nonmaterial  defects  in  title, the Subsidiaries have good and
-----
marketable title to all of their respective assets, as of the date hereof, free and clear of all Liens or claims of any kind or nature, and such property and assets (together with the "Leased Assets", "Real Property", as each is hereinafter defined, and the Intellectual Property and Contracts) constitute and include substantially all of the property and assets owned or leased by Seller and its Subsidiaries or used, in the conduct of the Subsidiaries' respective businesses. As of the date hereof, the Subsidiaries have the right to use all of the leased assets used by the Subsidiaries (collectively, the "Leased Assets") in connection with the operation of their respective businesses pursuant to valid and enforceable lease agreements, true and complete copies of which have been provided to Purchaser. All of the properties and assets owned by the Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted). The businesses of the Seller and the Subsidiaries has been operated and performed through either the Seller or the Subsidiaries, and by acquiring the Interests and Assets, Purchaser is acquiring the entire business of the Seller and each of the Subsidiaries.

          4.5.4     CONDITIONS  OF  PROPERTIES.  All  of the buildings leased by
                    --------------------------
the Seller or any Subsidiary and equipment owned or leased by the Seller or any Subsidiary and used in their respective businesses are in good condition and repair in all material respects, normal wear and tear excepted, suited for the uses intended, and operated in conformity with all applicable building, zoning and other applicable ordinances, laws and regulations, and there are no proposed changes therein that would affect such properties or their use.

          4.5.5     REAL  PROPERTY  AND  LEASES.
                    ---------------------------

          (a)     Seller  does  not own any real property.  Schedule 4.5.5 lists
                                                            --------------
all real property previously owned at any point in the last three (3) years by Seller or any Subsidiary (the "Owned Real Property").

          (b)     Schedule 4.5.5 lists all of the leases (the "Facility Leases")
                  --------------
of real property (together with the Owned Real Property, the "Real Property") used by Seller or any Subsidiary in the operation of its respective business, copies of which have been delivered to Purchaser by Seller. Except as set forth on Schedule 4.5.5, each Facility Lease is valid, in full force and effect, and
    ---------------
enforceable in accordance with its terms and constitutes a legal and binding obligation of each party thereto. Neither Seller nor any Subsidiary has given or received any notice of material default, termination or partial termination under any Facility Lease, and there is no existing or continuing material default by Seller or any Subsidiary or, to the Knowledge of Seller or any Subsidiary which default has not been cured, waived, or otherwise resolved, any other party in the performance or payment of any obligation under any Facility Lease.

          (c)     Except  as  set  forth  on  Schedule  4.5.5,  to  the Seller's
                                              ---------------
Knowledge neither Seller nor any Subsidiary has received notice that any zoning or similar land use restrictions are presently in effect or proposed by any governmental authority which would materially impair the use or occupancy of any of the Real Property for the purposes for which such Real Property is currently being used, and the Seller's and the Subsidiaries' use of the Real Property is in compliance in all material respects with all applicable building, zoning and land use laws and regulations and property rights of others, except to the extent such non-compliance would not have a Material Adverse Effect. To the Knowledge of Seller, no condemnation by taking or eminent domain of any Leased Real Property is pending or threatened.

          (d) The copies of the Facility Leases heretofore furnished by the Seller or the Subsidiaries to Purchaser are true, correct and complete in all material respects, and such Facility Leases have not been modified in any respect and are in full force and effect in accordance with their respective terms.

          (e) The interests of the Seller or the Subsidiaries, as applicable, in and under each of the Facility Leases are unencumbered and subject to no present claim, contest, action or threatened action at law or in equity.

          (f)     Except  as  set forth in Schedule 4.5.5, no rent has been paid
                                           --------------
for more than one month in advance (excluding any amounts paid in accordance with the Facility Leases as estimates of expenses or Lessee's share thereof) and no security deposit has been paid by, nor is any brokerage commission payable by the Seller or the Subsidiaries, or any or them, with respect to any Facility Lease pursuant to which the Seller or the Subsidiaries, or any of them, are lessees.

          (g) There are no contractual obligations, agreements in principle or present plans for the Seller or the Subsidiaries to enter into new leases of real property or to renew or amend existing Facility Leases prior to the Closing Date.

          (h) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property have had or are likely to have a Material Adverse Effect.

     4.6  EMPLOYEES AND BENEFITS.
          ----------------------

          4.6.1     DIRECTORS,  OFFICERS  AND  MANAGERS.
                    -----------------------------------

          (a)     Schedule  4.6.1  correctly  lists all of the present officers,
                  ---------------
directors  and  managers  of  the  Seller  and  the  Subsidiaries.

          (b)     Except as disclosed on Schedule 4.6.1, no director, officer or
                                         --------------
manager of Seller or any Subsidiary serves as a director, officer or manager of any other corporation or other entity on behalf of or as a designee of Seller or any Subsidiary.

          4.6.2     EMPLOYEES.
                    ---------

          (a)    Schedule 4.6.2 sets forth a list of all employees of the Seller
                 --------------
and Subsidiaries and as to each employee of Seller or any Subsidiary whose current compensation (salary and bonus) exceeds an annual rate of $25,000: his or her name, the Seller or Subsidiary he or she works for, the location of employment, the date on which he or she was hired, the basic weekly or hourly rate of pay (separately listing any bonus), such employee's accrued sick leave entitlement up to November 30, 1998, such employee's accrued vacation up to November 30, 1998, and all other benefits actually or contingently accruing to such employee as of November 30, 1998. Except as set forth on Schedule 4.6.2,
                                                                ---------------
neither Seller nor any Subsidiary has any obligation to pay severance to any employee under any circumstances, contingent or otherwise.

          (b)  Schedule  4.6.2  sets forth as to each  officer or other  manager
               ---------------
employed by Seller or any Subsidiary,  the  information  described in subsection
(a) above, as well as the current compensation rate (salary, bonus, commission or other) for each such person.

          (c)  Except as set forth on  Schedule  4.6.2,  neither  Seller nor any
                                       ---------------
Subsidiary has entered into any written employment agreement or any other material written agreement with any employee, for a fixed term or otherwise.

          (d) Since the date of the Unaudited Balance Sheets, no raises have been withheld in contemplation of the Closing of the transactions contemplated hereby.

          (e)  Except as set forth on Schedule 4.6.2,  during the last three (3)
                                      --------------
years no significant accident or injury to any employee has occurred at any of the Seller's or any Subsidiary's premises.

          (f) To the Knowledge of Seller, no key employee (including, without limitation, any licensed pharmacist, pharmacy assistant or physician) of any Subsidiary will voluntarily leave such Subsidiary or decline to continue employment, if offered, with Purchaser in connection with the sale of the Interests and Assets to Purchaser hereunder.

          (g) The Seller and Subsidiaries have made available to Purchaser all employment records for each employee.

          (h) To the Knowledge of Seller, no employee of any Subsidiary is subject to any no-compete, no-hire, non-solicitation or similar obligation pursuant to any employment or other agreement with any party which would prevent or limit such employee from performing any duty in furtherance of the businesses acquired by Purchaser hereunder following consummation of the transactions contemplated by this Agreement.

          (i)  Schedule  4.6.2  contains  a list  of all  licensed  pharmacists,
               ---------------
pharmacy assistants and physicians employed or engaged by or contracted with or by Seller or any Subsidiary, the type of license, all states or other governmental entities which have licensed each such individual, the license number (if any), any employed physicians' DEA number and a list of all correspondence known to Seller relating to any adverse actions against any such persons, true, correct and complete copies of which are contained on Schedule
                                                                        --------
4.6.2. All such persons are properly licensed by all applicable governmental and
-----
regulatory agencies with respect to their activities on behalf of the Seller or the Subsidiaries, and to Seller's Knowledge there are no material problems or adverse actions regarding any such licenses.

          4.6.3     COMPENSATION  STRUCTURE - INDEPENDENT CONTRACTORS.  Schedule
                    -------------------------------------------------   --------
4.6.3  contains  a true and complete list of the names, titles, and compensation
-----
arrangements of each independent contractor of the Seller and Subsidiaries with annual payments or fees greater than $25,000. No such independent contractor of Seller or any Subsidiary has informed or advised Seller or such Subsidiary (nor is Seller otherwise aware) that such independent contractor does not intend to continue to provide services to the Subsidiaries after the date hereof. The Seller and Subsidiaries have heretofore provided Purchaser with copies of all written agreements, correspondence, memoranda and other written materials currently in effect with any such independent contractor. A list of such agreements is included in Schedule 4.6.3.
                              ---------------

          4.6.4     EMPLOYEE  BENEFITS.
                    ------------------

          (a)     Schedule  4.6.4  lists  all  "pension  plans" (as such term is
                  ---------------
defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "welfare benefit plans" (as such term is defined in Section 3 of ERISA), bonus, stock option, stock purchase, restricted stock, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which Seller or any Subsidiary is a party or which are maintained, contributed to or sponsored by Seller or any Subsidiary for the benefit of any current or former employee, manager, officer or director of Seller or such Subsidiary (all such plans listed on Schedule 4.6.4 are sometimes referred to herein collectively as the "Plans"
    ---------------
and  individually  as  a  "Plan").

          (b) True and complete copies of all the Plans and Plan trusts, Summary Plan Descriptions, Actuarial Reports (if any) and Annual Reports on Form 5500 for the most recent 3 years with respect to the Plans, Internal Revenue Service determination letters, audit reports (if any) and any other related documents have been made available to Purchaser.

          (c)     Except  as  set  forth on Schedule 4.6.4, with respect to each
                                            --------------
Plan: (i) no litigation or administrative or other proceeding is pending or threatened; (ii) the Plan has been administered in compliance with, and has been restated or amended so as to comply with, all applicable requirements of law including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor; and (iii) no Plan nor any trustee, administrator or fiduciary for U.S. Subsidiaries thereof has at any time been involved in any transaction relating to such Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

          (d) Each Plan has been administered in all material respects in compliance with the terms of the Plan.

          (e)     Each  "employee  pension  benefit  plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan") maintained by or on behalf of the Seller or any U.S. Subsidiary is listed on Schedule 4.6.4, and copies of such Pension
                                      --------------
Plans have been, or prior to the Closing Date will be, made available to Purchaser. The Pension Plans are qualified plans within the meaning of Section 401(a) of the Code, and the trusts thereunder are exempt from federal income tax under Section 501(a) of the Code, and the Seller's or U.S. Subsidiaries' predecessors, if any, have made or accrued, and as of the Closing Date will have made or accrued, all payments and contributions required to be made under the provisions of the Pension Plans or by law with respect to any period prior to the Closing Date. As of the date hereof, no contribution to any profit sharing plan maintained by the Seller or any U.S. Subsidiary has been authorized which has not been fully paid.

          (f)     Except  as  disclosed  on  Schedule  4.6.4  and  except  for
                                             ---------------
obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), neither Seller nor any Subsidiary has any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees. As of the Closing Date, the

Seller and Subsidiaries will have cured any material violations or deficiencies under applicable statutes, orders and regulations relating to their employee benefit plans or their administration thereof and will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, based on an actuarial valuation satisfactory to the actuaries of Purchaser representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plans.

          (g) No fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an "Affiliate" (as defined below) of Seller or any U.S. Subsidiary maintains within the meaning of Section 4062 or 4064 of ERISA, and, in either case, the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of an Affiliate or Seller or any U.S. Subsidiary to the PBGC, which has had or could reasonably be expected to have a Materially Adverse Effect. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in
Section 414(c) of the Code of which Seller or any U.S. Subsidiary is also a member.

          (h) Only current and former employees of the Seller and Subsidiaries or their dependents participate in the Plans.

          (i) Neither Seller nor any U.S. Subsidiary is an affiliate with any entity other than entities required to be aggregated with it pursuant to Sections 414(b), (c), (m) or (o) of the Code. No Plan is cosponsored or has been adopted by any entity other than the Seller and the Subsidiaries.

          (j)     Except  as  set  forth  on  Schedule 4.6.4, none of the German
                                              --------------
Subsidiaries  maintains  any  Plan  other  than  Plans  required  by  law.

          4.6.5     LABOR-RELATED  MATTERS.  Except  as  set  forth  on Schedule
                    ----------------------                              --------
4.6.5, neither Seller nor any Subsidiary is a party to any collective bargaining
-----
agreement or agreement of any kind with any union or labor organization. No German Subsidiary has employees who have formed a staff council (Betriebsraft). Neither Seller nor any Subsidiary is in violation of or default under any such collective bargaining or other agreement. The Seller and the Subsidiaries have complied in all material respects with all obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary and there are no charges, complaints, claims, or proceedings pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Seller or any such Subsidiary as to any of its respective employees or as to any person seeking employment therefrom, and no such violations exist.

          4.6.6     TRANSACTIONS  WITH  MANAGEMENT.  Schedule  4.6.6  contains a
                    ------------------------------   ---------------
description, by name, amount and type, of all contracts with or commitments to present or former shareholders, directors, officers, members, managers, employees or agents of Seller or any Subsidiary, including any business directly or indirectly controlled by any such person, (other than contracts or commitments relating to services to be performed by an officer, director, employee, or agent as a currently employed employee or contracted agent of Seller or any Subsidiary).

     4.7  OTHER.
          -----

          4.7.1     APPROVALS  AND  CONSENTS.  Schedule 4.7.1 lists all consents
                    ------------------------   --------------
or other approvals necessary in order for Seller, the Subsidiaries, and each of them, to consummate the transactions contemplated by this Agreement, including but not limited to all governmental and other regulatory approvals and consents of lenders, lessors, landlords and other third parties.

          4.7.2     FRAUD  AND ABUSE.  Neither Seller nor any Subsidiary nor any
                    ----------------
person or entity providing services for their respective businesses have, engaged in any activities which are prohibited under Section 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (b) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (c) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; (d) engaging in any activity which is a basis for exclusion from the Medicare, Medicaid and other federally-funded programs; or (e) any violation of the Medicare or Medicaid requirements, including any fraud and abuse provisions, except (i) where such circumstances could not reasonably be expected to have a Material Adverse Effect or (ii) activities which a reasonably prudent person with knowledge of the underlying facts could reasonably conclude do not pose an unreasonable risk of violation of such law.

          4.7.3     MEDICARE,  MEDICAID,  AND  OTHER  THIRD-PARTY  PAYOR PAYMENT
                    ------------------------------------------------------------
LIABILITIES.  Except  as  described  in  Schedule  4.7.3, neither Seller nor any
-----------                              ---------------
Subsidiary has or as of the Closing Date will have, any material liability to any third party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, or to any other third party payor for the recoupment of any amounts previously paid to Seller or any Subsidiary (or any predecessor entity) by any such third-party fiscal intermediary, carrier, Medicaid program, Medicare program, or third party payor. Except as set forth on Schedule 4.7.3, there are no pending or, to the Knowledge of Seller,
    ---------------
threatened actions by any third party fiscal intermediary or carrier administering any state Medicaid or the federal Medicare program, the Department of Health and Human Services, any state Medicaid agency, or any third party payor to suspend payments to Seller or any Subsidiary.

          4.7.4     BILLING  PRACTICES  AND  REFERRAL  SOURCES.
                    ------------------------------------------

          (a)     BILLING  PRACTICES  GENERALLY.  All  billing  practices by the
                  -----------------------------
Seller and Subsidiaries to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct in all material respects and in substantial compliance with all applicable laws, regulations and policies of all such third party payors.

          (b)     TRANSACTIONS  WITH  REFERRAL SOURCES.  Neither the Seller, any
                  ------------------------------------
Subsidiary nor any of their directors, officers or managers, are a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who to Seller's Knowledge is in a position to make or influence referrals to or otherwise generate business for the Seller or any Subsidiary to provide services, lease space, lease equipment or engage in any other venture activity except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

          4.7.5     CONTRIBUTIONS,  PAYMENTS  OR GIFTS.  Neither the Seller, any
                    ----------------------------------
Subsidiary nor any of their directors, officers or managers have directly or indirectly (i) made or agreed to make, or is aware that there has been made or that there are any agreements to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made;
(ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of their books or records for any reason or (iii) made, or agreed to make, or are aware that there has been made or that there are any agreements to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

          4.7.6     PHYSICIAN SELF-REFERRALS.  Neither Seller nor any Subsidiary
                    ------------------------
has submitted any claims in connection with any referrals which violated any applicable self-referral law, including the Stark Law (42 U.S.C. 1395nn) or any applicable state self-referral law as those laws are currently interpreted, except (i) to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent claims were submitted under circumstances that a reasonably prudent person with knowledge of the underlying facts would conclude do not pose an unreasonable risk of violating such law.

          4.7.7     COMPLIANCE WITH LAWS. Seller and each Subsidiary and each of
                    --------------------
their respective predecessors in interest have complied and are in compliance in all material respects with all federal, foreign, state and local laws, rules, regulations and ordinances applicable to it or its business, including, without limitation, those enforced by the Food and Drug Administration ("FDA") and any similar foreign agencies, and any other laws, rules, regulations or ordinances regarding the design, manufacture and sale of medical devices and supplies. No present or past violation of any such law, rule, regulation or ordinance, whether known or unknown, has occurred which could or would materially impair the right or ability of Seller or any Subsidiary or any of their successors, officers, directors, managers, members, employees or agents to conduct their respective activities. All products manufactured, sold, licensed, leased or otherwise distributed by Seller or any Subsidiary or any of its predecessors in interest were free of material defects at the time of shipment and were manufactured in accordance with good manufacturing practices and other applicable requirements. All such products were labeled, packaged, and distributed in substantial compliance with all applicable domestic or foreign laws, rules, regulations and ordinances, and except as set forth on Schedule
                                                                        --------
4.7.7  no  such  products  have  been  the  subject  of any recall or inquiry or
-----
investigation of any federal, state or local government authority or foreign jurisdiction (including, without limitation, the FDA). Except as set forth on
Schedule  4.7.7, no product liability claim or any other claim premised in whole
---------------
or in part on product liability is pending or threatened against Seller or any Subsidiary with respect to any such products nor are there any unasserted contingent liabilities involving product liability claims. No oral or written warranties have been made or given by Seller or any Subsidiary with respect to any such product other than those product warranties disclosed or contained in contracts on Schedule 4.5.1.
               ---------------

          4.7.8     PERMITS.  Except  as  set  forth  on  Schedule  4.7.8:
                    -------                               ---------------

          (a) The Seller and the Subsidiaries and their employees, as applicable, hold all permits, licenses, franchises and authorizations from governmental and regulatory authorities necessary to conduct the Seller's and the Subsidiaries' businesses in the manner in which such businesses have been and are being conducted (the "Seller and Subsidiary Permits"). True, complete and correct copies of the Seller and Subsidiary Permits are contained on
Schedule  4.7.8,  including  but  not  limited  to  the  following:
---------------

               (i) a list of all countries, states and other jurisdictions from, in or to which the Seller or any Subsidiary mails prescription drugs, a description of any governmental permits or licenses held by the Seller and any of the Subsidiaries required to do so or regarding the use of the mails in any of such countries, states and other jurisdictions, and a statement as to where such mailings are made;

               (ii) all medical, healthcare, and pharmacy related permits, licenses, franchises and authorizations from governmental and regulatory authorities, including DEA numbers and/or approvals, and Medicare, MediCal, and any Medicaid agency supplier or provider numbers and the Seller and Subsidiaries that use such number(s);

               (iii) all approvals, certifications, or licenses granted by the FDA (including 510(k)s), with a description of the device or procedure so approved; and

               (iv) all approvals by or participation in private accrediting agency programs, evidence of which has been provided to Purchaser.

          (b) True, correct and complete copies of all correspondence regarding any material adverse information concerning any of the Seller and Subsidiary Permits, all material notices concerning any of the Seller and Subsidiary Permits, and other material information concerning the Seller and Subsidiary Permits are contained or described on Schedule 4.7.8.
                                      --------------

          (c)  Except as set forth on  Schedule  4.7.8,  all of the  Seller  and
                                       ---------------
Subsidiary Permits are fully transferable to Purchaser and none of the Seller and Subsidiary Permits will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby. With respect to those Seller and Subsidiary Permits set forth on Schedule 4.7.8 which
                                                            --------------
will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby, if any, all standards and conditions to be met by the Seller and Subsidiaries necessary for the reissuance of such Seller and Subsidiary Permits to Purchaser have been satisfied or obtained and will continue until the Closing to be satisfied by the operation of the Seller and the Subsidiaries. No event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Seller or material Subsidiary Permit or would result in any other material impairment of the rights of the holder of any Seller or material Subsidiary Permit.

          (d) Seller and each Subsidiary has all necessary certificates of medical need and benefit assignments required to receive reimbursement from Medicare, Medicaid and MediCal and other third party payors for each of its customers who rely on third party payors for payment.

          4.7.9     INVESTMENT  REPRESENTATIONS.
                    ---------------------------

          (a)     The  Convertible  Preferred  Stock,  the  Redeemable Preferred
Stock, the Warrants and the Earn-Out Note (together with any underlying securities, collectively, the "Matria Securities") to be received by Seller pursuant to this Agreement are being acquired for Seller's own account for investment purposes only and not with a view to any distribution or public offering in violation of the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Matria Securities to be received by Seller pursuant to this Agreement have not been registered under the Securities Act;

          (c) Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act;

          (d) The Purchaser has made available to Seller at reasonable times prior to Seller's execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Matria Securities and to obtain any additional information which Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to Seller;

          (e) Seller understands and agrees that Seller may not sell or otherwise transfer any of the Matria Securities except pursuant to a registered offering or in one or more private transactions which, in the opinion of counsel reasonably satisfactory to Purchaser are not required to be registered under the Securities Act; and

          (f) Seller acknowledges and agrees that each certificate representing the Matria Securities issued pursuant to this Agreement shall include a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

Purchaser covenants to remove the legend on each such certificate once any such Matria Security may be sold without restrictions in accordance with the Securities Act and applicable state securities laws.

          4.7.10     BROKERS.  No  broker,  finder or other financial consultant
                     -------
has acted on behalf of Seller or any Subsidiary in connection with this Agreement or the transactions contemplated by this Agreement.

          4.7.11     LIMITATION ON WARRANTIES.  Except as expressly set forth in
                     ------------------------
this Article 4, Seller makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of any of the assets of Seller or any of its Subsidiaries or the future profitability or future earnings performance of the Subsidiaries. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.


                                    ARTICLE 5
                                    ---------
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, and notwithstanding any independent investigation or verification undertaken by Seller or its representatives in connection herewith, Purchaser represents and warrants that the following representations and warranties are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by the Seller, be true and correct as of the Closing:

     5.1     ORGANIZATION  AND  GOOD  STANDING.  Purchaser is a corporation duly
             ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority, and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, where the absence of such could reasonably be expected to result in, individually or in the aggregate, a Purchaser Material Adverse Effect (as defined below). Purchaser and its subsidiaries are qualified to do business in all necessary jurisdictions except where the failure to so qualify would not have a Purchaser Material Adverse Effect.

     5.2     POWER  AND  AUTHORITY.  Purchaser  has the full corporate power and
             ---------------------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser.

     5.3     BINDING  EFFECT.  This  Agreement  has  been  duly  executed  and
             ---------------
delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

     5.4     NO VIOLATION; CONSENTS.  Neither the execution and delivery of this
             ----------------------
Agreement by Purchaser nor the performance by it of its obligations hereunder will:

     (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Purchaser;

     (b)     except as set forth on Schedule 5.4, breach or otherwise constitute
                                    ------------
or give rise to a default under any contract, commitment or other obligation to or by which Purchaser is a party or is bound, except to the extent any such breach or default would not have a Purchaser Material Adverse Effect;

     (c) violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Purchaser is subject; or

     (d)     except  as set forth on Schedule 5.4, require any consent, approval
                                     ------------
or authorization of, notice to, or filing, recording, registration or qualification with any third party, court or governmental or regulatory authority.

     5.5     CAPITALIZATION.
             --------------

     (a) The authorized capital stock of Purchaser consists of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred

Stock"), of which two series of the Preferred Stock have been designated: the Convertible Preferred Stock, consisting of 16,500 authorized shares, and the Redeemable Preferred Stock, consisting of 60,000 authorized shares. As of December 13, 1998, there were issued and outstanding 36,409,544 shares of Common Stock and no shares of the Preferred Stock. The shares of Convertible Preferred Stock and Redeemable Preferred Stock issuable to the Seller pursuant to this Agreement have the rights, preferences and limitations set forth in Schedules
                                                                       ---------
1.4(b) and 1.4(c), respectively, and will be, when issued in accordance with the
-----------------
terms hereof, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b)     Except  as  set  forth  on Schedule 5.5(b) and except for (i) stock
                                        ---------------
options issued subsequent to September 30, 1998 under Purchaser's 1997 Stock Incentive Plan and 1996 Directors' Non-Qualified Stock Option Plan (the "Purchaser Option Plans"); (ii) stock options exercisable under Purchaser's 1996 Employee Stock Purchase Plan (together with the options outstanding under the Purchaser Option Plans (the "Outstanding Purchaser Options"); (iii) the Rights Agreement, dated as of January 20, 1996, by and between Purchaser and SunTrust Bank, Atlanta, as Rights Agent, as amended (the "Purchaser's Shareholder Rights Plan"); and (iv) 1,278,180 at September 30, 1998 in principal amount of Purchaser's 8% Convertible Subordinated Debentures and Note due December 31, 2001 convertible into Purchaser's Common Stock at $4.90 per share, Purchaser is not a party to or bound by any option, call, warrant, conversion privilege or other agreement obligating Purchaser at present, at any future time, or upon occurrence of any event to issue or sell any shares of Purchaser Common Stock or other capital stock of Purchaser. Except as set forth on Schedule 5.5(b) and the Registration Rights Agreement to be delivered pursuant to Section 2.3(f) of this Agreement, Purchaser is not a party to any agreement obligating Purchaser to register any of its securities with the SEC or any other governmental agency, whether such registration obligation is presently existing or arises in the future or upon the occurrence of an event.

     5.6     EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS.  Purchaser has filed
             ---------------------------------------------
with the Commission all required reports, schedules, forms, proxy, registration and other statements and other documents (collectively, the "SEC Documents"). As of the date of this Agreement, the last SEC Document filed by Purchaser was Purchaser's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of Purchaser under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue sky, securities or similar laws. The consolidated financial statements of Purchaser and its subsidiaries included in the SEC Documents (as amended or supplemented by any later filed SEC Document filed and publicly available prior to November 1,
1998), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in notes thereto) and fairly present the consolidated financial position, assets and liabilities of Purchaser and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     5.7     ABSENCE  OF  CERTAIN CHANGES OR EVENTS.  Except as disclosed in the
             --------------------------------------
SEC Documents and except for this Agreement and the transactions contemplated herein since September 30, 1998, Purchaser and its subsidiaries have conducted their businesses, in all material respects, only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole, whether or not required by GAAP to be provided or reserved against on a balance sheet prepared in accordance with GAAP (a "Purchaser Material Adverse Effect"). Without limiting the generality of the foregoing, except as set forth on Schedule 5.7 hereto, or as disclosed in any SEC Documents filed with the
    -------------
Commission and publicly available prior to November 1, 1998 or as contemplated herein, since September 30, 1998, there has not been (i) any change by Purchaser in its accounting methods, principles or practices, (ii) any revaluation by the Purchaser of any of its or any of its subsidiary's material assets other than in the ordinary course of business consistent with past practice, (iii) any entry outside the ordinary course of business by Purchaser or any of its subsidiaries into any commitments or transactions material, individually or in the aggregate, to Purchaser and its subsidiaries taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Purchaser's capital stock or, any redemption, purchase or other acquisition of any of its securities, or (v) any grant or issuance of any Equity Securities of Purchaser or any of its subsidiaries. "Equity Securities" means, with respect to the Purchaser or any of its subsidiaries, as the case may be,
(i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, (ii) any other equity securities issued by Purchaser or such subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Purchaser's or such subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by Purchaser or such subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by Purchaser's or such subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of Purchaser or such subsidiary, as the case may be, or other similar rights, (v) any written or oral rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing, (vi) any written or oral obligation of the Purchaser or such subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or oral obligations of Purchaser or such subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any

Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of Purchaser or such subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Purchaser or such subsidiary, as the case may be, may vote.

     5.8     NO SHAREHOLDER VOTE REQUIRED.  No vote of the holders of any Equity
             ----------------------------
Securities or other securities of Purchaser or any of its subsidiaries is required to approve or effect this Agreement and the transactions contemplated hereby.

     5.9     REPORTING COMPANY; FORM S-3. Purchaser is subject to the reporting
             ---------------------------
requirements  of the  Exchange  Act and its  Common  Stock is  registered  under
Section 12 of the Exchange Act. Purchaser is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act.

     5.10     TRADING  ON  NASDAQ.  Purchaser's  Common  Stock is authorized for
              -------------------
quotation on the Nasdaq National Market, and the trading in Purchaser's Common Stock on Nasdaq has not been suspended as of the date hereof and as of the Closing Date.

     5.11     BROKERS.  Both  parties acknowledge that Bowles Hollowell Conner &
              -------
Co. ("BHC") has acted on behalf of Purchaser in connection with the transactions contemplated by this Agreement and that any and all fees of BHC shall be paid by the Purchaser. Other than BHC, no other broker, finder or other financial consultant has acted on behalf of Purchaser in connection with this Agreement or the transactions contemplated by this Agreement.

     5.12     ABSENCE  OF  LITIGATION;  COMPLIANCE.  Except  as  set  forth  on
              ------------------------------------
Schedule 5.12 hereto or as disclosed in any SEC Documents filed with the SEC and
-------------
publicly available prior to November 1, 1998, to the best of Purchaser's "Knowledge" (as defined below), there are no suits, claims, actions, proceedings or investigations pending or overtly threatened against Purchaser or any wholly-owned subsidiary, or any properties or rights of Purchaser or any wholly-owned subsidiary, before any court, arbitrator or "Governmental Entity" (as defined below), which (i) if determined adversely to Purchaser or any wholly-owned subsidiary could, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect; or (ii) seek to delay or prevent the consummation of the transaction contemplated by this Agreement. Neither Purchaser nor any of its wholly-owned subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which in the future could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated by this Agreement. To the best of Purchaser's Knowledge, neither Purchaser nor any of its wholly-owned subsidiaries is in violation of, nor has Purchaser or any subsidiary violated, any material provisions of any note, bond, mortgage, indenture, contract, agreement, lease, or other instrument or obligations to which Purchaser or any of its wholly-owned subsidiaries is a party or by which Purchaser, any of its wholly-owned subsidiaries or any of their respective properties are bound or affected except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign. "Purchaser's Knowledge" means the actual knowledge of any executive officer of Purchaser.

     5.13     TAKEOVER  STATUS.  No  "fair  price", "moratorium", "control share
              ----------------
acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws or applicable stock exchange rules or regulations, including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Parent or any of its subsidiaries is applicable to the transactions contemplated hereby, taken individually or in the aggregate.

     5.14     CORPORATE  ACTION.  Purchaser  has  taken  all such actions as are
              -----------------
necessary or desirable in order to (i) amend in a manner satisfactory to Seller's counsel Purchaser's Shareholder Rights Plan so that any acquisition of securities of Matria (but not dispositions) ("Purchases") contemplated or permitted by this Agreement and the acquisitions contemplated or permitted by the Standstill Agreement constitute neither a "triggering event" nor a "distribution date" as defined by such plan and so that neither Seller, MJG, nor SZI shall become "Acquiring Persons" within the meaning of Purchaser's Shareholder Rights Plan as a result of the Purchases contemplated or permitted by this Agreement or acquisitions contemplated or permitted by the Standstill Agreement; and (ii) satisfy the provisions of Section 203 of the Delaware General Corporation Law ("Section 203") with respect to approval of the Purchases contemplated or permitted by this Agreement and Purchases contemplated or permitted by the Standstill Agreement and to ensure that neither Seller nor any of its affiliates shall be an "Interested Shareholder" within the meaning of
Section  203.

     5.15     INVESTMENT  REPRESENTATIONS.
              ---------------------------

     (a) The Interests in the Subsidiaries (collectively the "Seller's Securities") to be acquired by Purchaser pursuant to this Agreement are being acquired for Purchaser's own account for investment purposes only and not with a view to any distribution or public offering in violation of the Securities Act;

     (b) The Seller's Securities to be received by Purchaser pursuant to this Agreement have not been registered under the Securities Act;

     (c) Purchaser is an "Accredited Investor" within the meaning of Rule 501 of the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Seller's Securities, and has the ability to bear the economic risks of its investment;

     (d) Seller has made available to Purchaser at a reasonable time prior to Purchaser's execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Seller's Securities and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to Purchaser;

     (e) Purchaser understands and agrees that Purchaser may not sell or otherwise transfer any of the Seller's Securities except pursuant to a registered offering or in one or more private transactions that, in the opinion of counsel reasonably satisfactory to Seller, such transaction or transactions are not required to be registered under the Securities Act; and

     (f) Purchaser acknowledges and agrees that each certificate representing the Seller's Securities acquired pursuant to this Agreement shall include a legend in substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE SELLER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE SELLER THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

     5.16     LIMITATION  ON  WARRANTIES.  Except as expressly set forth in this
              --------------------------
Article 5, Purchaser makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of the assets of Purchaser or any of its Subsidiaries or the future profitability or future earnings performance of the Purchaser and its Subsidiaries.

     5.17     COMPLIANCE  WITH  SECURITIES  LAWS.  Purchaser  has not taken, and
              ----------------------------------
will not take, any action which would subject the issuance and sale of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrant and the Earn-Out Note pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Seller in Section 4.7.8, the sale of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrant and the Earn-Out Note pursuant to this Agreement and the issuance of Common Stock upon exercise of the Warrant from time to time complies with all applicable requirements of applicable federal and state securities and blue sky laws.


                                    ARTICLE 6
                                    ---------
                 CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING
                 ----------------------------------------------

     Except as otherwise expressly provided herein, Seller covenants and agrees that, without the prior written consent of Purchaser in each instance, between the date hereof and the Closing Date:

     6.1     CONDUCT  OF  BUSINESS.  The Seller and the Subsidiaries shall carry
             ---------------------
on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact their present business organizations, keep available the services of their respective present officers, managers, employees and agents and preserve their goodwill and their relationships with customers, suppliers, lenders and others having business dealings with each of them.

     6.2     MAINTENANCE  OF  PROPERTIES.  The  Seller and the Subsidiaries will
             ---------------------------
maintain their respective properties and assets in good operating condition, ordinary wear and tear excepted.

     6.3     INSURANCE.  The  Seller and the Subsidiaries will maintain and keep
             ---------
in full force and effect all of the insurance referred to in Section 4.4.4 hereof or other insurance equivalent thereto in all material respects.

     6.4     ISSUANCE  OF  SECURITIES.  Neither  Seller  nor any Subsidiary will
             ------------------------
sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock or other equity interest or any class of securities convertible into, or rights, warrants or options to acquire, any such shares, other equity interests or other convertible securities or enter into any agreement with respect to the foregoing. Neither Seller nor any Subsidiary shall exercise any option or warrant to purchase the capital stock or other equity interest of any Seller, Subsidiary or other entity owned or held by Seller or such Subsidiary.

     6.5     DIVIDENDS.  Except  as  expressly agreed to by Purchaser and Seller
             ---------
in writing, no dividend, distribution or payment will be declared or made in respect of the capital stock or other equity interests of Seller or any Subsidiary, except for the regular quarterly distribution to Seller's members for taxes and neither Seller nor any Subsidiary will, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or other equity interests or enter into any agreement with respect to the foregoing.

     6.6     AMENDMENT  OF  CHARTER.  Except  as  may  be  necessitated  by this
             ----------------------
Agreement, neither the Seller nor any of the Subsidiaries will amend or cause to be amended its respective Articles of Incorporation, Articles of Organization, Operating Agreement, Bylaws or other organizational documents.

     6.7     NO  ACQUISITIONS6.7     No Acquisitions. Neither the Seller nor any
             ----------------
of the Subsidiaries will acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Seller or any Subsidiary other than the cartoning machine nor will any of the Seller or Subsidiaries enter into any agreement with respect to the foregoing.

     6.8     DISPOSITION  OF  ASSETS.  Other  than  in  the  ordinary  course of
             -----------------------
business consistent with past practice, the transfers expressly permitted pursuant to Section 4.3.11 hereof, or the sale of eleven acres of undeveloped land located in McDonough, Georgia, neither the Seller nor any of the Subsidiaries will sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein or sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset or enter into any agreement with respect to the foregoing.

     6.9     COMPENSATION.  No increase will be made in the compensation payable
             ------------
or to become payable by any of the Seller or any Subsidiary to any director, officer, manager, salaried employee or agent; no "general increase" (as defined in Section 4.3.11(f) hereof) will be made in the compensation payable or to become payable to any hourly or salaried employees or agents of any of the Seller or any Subsidiary; no increase will be made in any payment of or commitment to pay any bonus, profit sharing, severance pay or other extraordinary compensation to any employee or agent of any of the Seller or any Subsidiary; and neither the Seller nor any of the Subsidiaries will enter into any agreement with respect to the foregoing.

     6.10     BANKING  ARRANGEMENTS.  No  change will be made in the banking and
              ---------------------
safe deposit arrangements referred to in Section 4.3.8 hereof, except in the ordinary course of business, consistent with past practice, and then only after first notifying Purchaser of each such change.

     6.11     INDEBTEDNESS.  Neither the Seller nor any of the Subsidiaries will
              ------------
incur any indebtedness for borrowed money or purchase money indebtedness or capital lease obligations or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or enter into any agreement with respect to the foregoing.

     6.12     PAYMENT  OF  DEBT.  Except as expressly agreed to by Purchaser and
              -----------------
Seller in writing, neither the Seller nor any of the Subsidiaries will pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability or enter into any agreement with respect to the foregoing other than in the ordinary course of business or as required by the terms of any instrument evidencing or governing the same.

     6.13     BENEFIT  PLANS.  Other  than  in  the  ordinary course of business
              --------------
consistent with past practice, neither the Seller nor any of the Subsidiaries will enter into or amend, or make or authorize the making of any contributions to, any bonus, incentive compensation, deferred compensation, severance, profit sharing (including, without limitation, the adoption of any resolution or taking of any other action for or with respect to the contribution of any sum pursuant to the terms of any existing profit sharing or similar plan), retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, including, without limitation, any employee benefit plan, except as and to the extent required by law or regulation.

     6.14     CONTRACTS.  Neither  the  Seller  nor any of the Subsidiaries will
              ---------
enter into any contract, except in the ordinary course of business consistent with past practice, provided that the written consent of Purchaser shall be required before any of the Seller or any Subsidiary enters into any contract with annual payments thereunder in an amount greater than $25,000.

     6.15     BOOKS  AND  RECORDS.  The  books and records of the Seller and the
              -------------------
Subsidiaries will be maintained in the usual, regular and ordinary course of business consistent with past practice.

     6.16     OTHER  ACTIONS.  None of the Subsidiaries or the Seller, or any of
              --------------
them, will take any action that would or could reasonably be expected to result in any of the representations and warranties concerning the Subsidiaries or the Seller set forth in this Agreement becoming untrue in any respect at any time on or prior to the date this Agreement terminates.

     6.17     SELLER  TO  ADVISE  PURCHASER  OF  CHANGES.  Seller shall promptly
              ------------------------------------------
advise Purchaser in writing of any change or event having, or which can reasonably be foreseen to have, a Material Adverse Effect.


                                    ARTICLE 7
                                    ---------
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                   ------------------------------------------

     All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by
Purchaser:

     7.1     REPRESENTATIONS AND WARRANTIES.  The representations and warranties
             ------------------------------
of Seller contained herein or in any certificate, Schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     7.2     PERFORMANCE OF AGREEMENTS. Seller shall have performed and complied
             -------------------------
in all respects with all agreements and conditions required by this Agreement to be performed or complied with by such party prior to or at the Closing.

     7.3     DELIVERIES.  Seller  shall have delivered or caused to be delivered
             ----------
to  Purchaser each and every item required to be delivered by Seller pursuant to
Section 2.2 hereof, including the Lien Releases, Standstill Agreement, the Lucor Management Agreement, the Bill of Sale, and the Restrictive Covenant Agreement.

     7.4     APPROVALS.  Purchaser  and  Seller shall have received from any and
             ---------
all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, without limitation, the waiting period under the HSR Act, and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of the Subsidiaries to be conducted following the Closing Date.

     7.5     FINANCING  OBTAINED  BY  THE  PURCHASER.  The  Purchaser shall have
             ---------------------------------------
completed the financing of the purchase of the Interests and Assets on terms satisfactory to Purchaser in its sole discretion.

     7.6     NO  INJUNCTIONS.  No  preliminary  or permanent injunction or other
             ---------------
order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

     7.7     CONSENTS  AND  APPROVALS  OF  THIRD  PARTIES.  All  consents,
             --------------------------------------------
authorizations and approvals to the transactions contemplated by this Agreement necessary to the consummation of such transactions or that are required pursuant to the terms of any material agreement or arrangement to which any of the Seller or the Subsidiaries is a party or by which any of the Seller or the Subsidiaries is bound or in order to preserve any right, license, Medicare Authorization or franchise held or owned by the Seller or the Subsidiaries shall have been duly obtained except where the failure to obtain such consent, authorization or approval will not have a Material Adverse Effect, and such consents, authorizations or approvals shall be in form and substance reasonably satisfactory to Purchaser and without condition, cost or expense to Purchaser. The foregoing shall include, without limitation, the consent of Nissho Corporation ("Nissho") to the assignment by Seller to a Subsidiary designated by Purchaser, of the exclusive distributorship agreement between Nissho and Seller dated as of November 14, 1997.

     7.8     RESIGNATIONS.  Purchaser  shall  have  received  copies  of written
             ------------
resignations from all persons serving as directors, officers and managers of the Subsidiaries except for such officers, directors and managers as Purchaser shall designate in writing to the Seller; such resignations shall be effective on or prior to the Closing Date.

     7.9     OPINIONS  OF  SELLER'S  AND  SZI'S  COUNSEL .  Purchaser shall have
             -------------------------------------------
received the opinions of Nelson, Mullins, Riley & Scarborough, L.L.P. and Rosenberg & Liebentritt, P.C. referenced in Sections 2.2(d) and 2.2(e) in form reasonably satisfactory to Purchaser.


                                    ARTICLE 8
                                    ---------
                     CONDITIONS TO OBLIGATIONS OF THE SELLER
                     ---------------------------------------

     All of the obligations of Seller under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by
Seller:

     8.1     REPRESENTATIONS AND WARRANTIES.  The representations and warranties
             ------------------------------
of Purchaser contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted herein.

     8.2     PERFORMANCE  OF  AGREEMENTS.  Purchaser  shall  have  performed and
             ---------------------------
complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     8.3     DELIVERIES.  Purchaser  shall have delivered to the Seller each and
             ----------
every item required to be delivered by Purchaser pursuant to Section 2.3 hereof including the Registration Rights Agreement, the Standstill Agreement, the Lucor Management Agreement, the Warrant Agreement and the Assumption Agreement.

     8.4     APPROVALS.  The  Seller  and  the  Subsidiaries shall have received
             ---------
from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, without limitation, the waiting period under the HSR Act and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of the Subsidiaries to be conducted following the Closing Date.

     8.5     NO  INJUNCTIONS.  No  preliminary  or permanent injunction or other
             ---------------
order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

     8.6     ACTIONS  OF PURCHASER.  Purchaser has taken all such actions as are
             ---------------------
necessary or desirable in order to (i) amend in a manner satisfactory to Seller's counsel Purchaser's Shareholder Rights Plan so that any acquisition of securities of Matria (but not dispositions) ("Purchases") contemplated or permitted by this Agreement and the acquisitions contemplated or permitted by the Standstill Agreement constitute neither a "triggering event" nor a "distribution date" as defined by such plan and so that neither Seller, MJG, nor SZI shall become "Acquiring Persons" within the meaning of Purchaser's Shareholder Rights Plan as a result of the Purchases contemplated or permitted by this Agreement or acquisitions contemplated or permitted by by the Standstill Agreement; and (ii) satisfy the provisions of Section 203 of the Delaware General Corporation Law ("Section 203") with respect to approval of the Purchases contemplated or permitted by this Agreement and Purchases contemplated or permitted by the Standstill Agreement and to ensure that neither Seller nor any of its affiliates shall be an "Interested Shareholder" within the meaning of
Section 203; and (iii) MJG's and SZI's representative shall have been elected to, and shall continue to be incumbent members of, Purchaser's Board of Directors pursuant to and upon the terms and conditions set forth in the Standstill Agreement.

     8.7     CERTIFICATES  OF  DESIGNATION.  At  or  before  the  Closing  Date,
             -----------------------------
Purchaser shall have taken all necessary corporate action to designate the relative powers, designations, preferences and relative, participating, optional or other rights of the Convertible Preferred Stock and the Redeemable Preferred Stock, whether by amending Purchaser's Certificate of Incorporation or by filing a Certificate or Certificates of Designation. Such action shall be consistent with the description of such rights and preferences of the Convertible Preferred Stock set forth on Schedule 1.4(b) and of the Redeemable Preferred Stock set
                       ---------------
forth on Schedule 1.4(c) hereof, and in any event shall be in form and substance
         ---------------
satisfactory  to  Seller's  counsel.

     8.8     OPINION  OF  PURCHASER'S  COUNSEL.  Seller  shall have received the
             ---------------------------------
opinion of Troutman Sanders LLP referenced in Section 2.3(e) in form reasonably satisfactory to Seller.

                                    ARTICLE 9
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

     9.1     SURVIVAL  OF  REPRESENTATIONS.
             -----------------------------

     (a) Except as otherwise provided in this Section 9.1, the representations and warranties made by Seller in or pursuant to this Agreement shall survive the Closing for a period of 18 months. The representations and warranties made by Seller in Section 4.3.6 shall survive the Closing until 60 days following the expiration of all applicable statutes of limitation with respect to the subject matter of such Section, and any extensions thereof; the representations and warranties made by Seller in Sections 4.7.2, 4.7.5 and 4.7.6 with respect to Seller and the Subsidiaries other than Gainor North America, Gainor Direct, Gainor Europe and Gainor International shall survive the Closing for a period of 2 years; the representations and warranties made by Seller in Sections 4.7.3 and 4.7.4 with respect to Seller and the Subsidiaries other than Gainor North America, Gainor Direct, Gainor Europe and Gainor International shall survive Closing for a period of 5 years; and the representations and warranties made by Seller in Section 4.3.3, other than subsection (e), shall survive the Closing indefinitely.

     (b) Notwithstanding the foregoing, if the Purchaser or any Subsidiary suffers a Loss and with respect to the event giving rise to such Loss Seller or any Corporation Subsidiary is entitled to indemnification under Section 6.9 of the Asset Purchase Agreement dated November 14, 1997 between Seller, Universal Self Care, Inc. ("Universal") and certain other parties (the "Universal Self Care Agreement") and such right to claim indemnity under the Universal Self Care Agreement has not expired, Purchaser and Seller (or its successors and assigns) shall jointly pursue a claim for indemnification against Universal under the Universal Self Care Agreement (a "Universal Claim"). Purchaser and Seller shall each bear one-half of the expenses of asserting a Universal Claim but Purchaser shall be entitled to receive any recovery on such Universal Claim. Without limiting the generality of the foregoing, with respect to any Loss incurred by Purchaser or any Subsidiary which is the subject of a Universal Claim, (1) Seller agrees to assert its right of setoff under its Convertible Subordinated Promissory Note dated January 28, 1998 (the "Universal Self Care Note") for the amount of any such Loss and Purchaser shall have the right to cancel the Offset Shares (as defined in Section 9.2(e)(ii)) in the manner provided in Section 9.2(e) to the extent of any such set-off and (2) Seller shall assign to Purchaser its rights in any escrow established pursuant to Section 5 of the Universal Self Care Note to the extent of any such Loss. In furtherance of the foregoing, Seller agrees that it will not waive, release or relinquish any of its rights to receive indemnification from Universal (or its successors or assigns) under the Universal Self Care Note (whether for breach of representations, warranties, covenants or otherwise) whether in connection with the discount of the Universal Self Care Agreement or for any other reason without the prior written consent of Purchaser.

     (c)     Except  for the representations and warranties made by Purchaser in
Section 5.5, which shall survive the Closing indefinitely, the representations and warranties made by the Purchaser in or pursuant to this Agreement shall not survive the Closing.

     (d) Notwithstanding the foregoing provisions of this Section 9.1, subject to any applicable statute of limitations, any party may make a claim at any time based on fraud or violation of the Commission's Rule 10b-5 in connection with any representation or warranty.

     9.2     INDEMNIFICATION.
             ---------------

     (a)     BY  SELLER.  From  and  after  the Closing, Seller shall indemnify,
             ----------
reimburse, defend and hold harmless Purchaser, its affiliates (including, without limitation, the Subsidiaries), and their respective officers, directors, managers, members, shareholders, employees, representatives, successors and assigns from and against any and all direct or indirect claims, losses, liabilities, Taxes, damages (including, without limitation, special and consequential damages), costs (including court costs) and expenses (including, without limitation, all reasonable attorneys' and accountants' fees and expenses) (collectively "Losses"), arising out of or in connection with (i) any breach, inaccuracy or untruth of any representation or warranty made by Seller contained in this Agreement or the Schedules hereto, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; (ii) any breach of or noncompliance by Seller with any covenant or agreement of Seller contained in this Agreement; (iii) the claims set forth on
Schedule  4.3.12;  (iv)  the  indemnification  obligations  of  GMAC  under  the
----------------
Universal Self Care Agreement; (v) any Excluded Liability or Subsidiary Excluded Liability; and (vi) any contract or relationship between Seller, any Subsidiary or any member of Seller and BT Bankers Trust or any of its affiliates; provided, however, if Purchaser is not entitled to indemnification under Section 9.2(a)(v) because the Excluded Liability has been assumed by Gainor North America under the Subsidiary Assumption Agreement, this shall in no way limit the right of Purchaser to indemnification under Section 9.2(a)(i) if the facts that would constitute the Subsidiary Assumed Liability give rise to such a right thereunder.

     (b)     BY  PURCHASER.  From  and  after  the  Closing,  Purchaser  shall
             -------------
indemnify, reimburse, defend and hold harmless the Seller, its affiliates, and their respective officers, directors, managers, members, shareholders, employees, representatives, successors or assigns from and against any and all Losses arising out of or in connection with (i) any breach, inaccuracy or untruth solely of any representation or warranty of Purchaser contained in
Section 5.5 only, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; (ii) any breach of or noncompliance by Purchaser with any covenant or agreement of Purchaser contained in this Agreement; or (iii) Purchaser's operation of the Business following the Closing. Without limiting the generality of the foregoing, Purchaser shall have no liability whatsoever, whether pursuant to this Section 9.2(b) or otherwise, for any breach of any other representation or warranty of Purchaser set forth in this Agreement, other than with respect to Section 5.5.

     (c)     DEFINITIONS.  A person entitled to make a claim for indemnification
             -----------
hereunder shall be referred to as an "Indemnified Party." A person obligated for indemnification hereunder shall be referred to as an "Indemnifying Party." A person entitled to make a claim for indemnification pursuant to Section 9.2(a) shall be referred to as a "Purchaser Indemnified Party," and a person entitled to make a claim for indemnification pursuant to Section 9.2(b) shall be referred to as a "Seller Indemnified Party."

     (d)     CLAIM  THRESHOLD.  Notwithstanding  the  foregoing,  no  claim  for
             ----------------
indemnification under Section 9.2(a) or Section 9.2(b) may be made by an Indemnified Party against an Indemnifying Party unless and until the cumulative total of all Losses suffered by such Indemnified Party exceeds or is reasonably expected to exceed $500,000 (the "Threshold"); provided, however, that any Loss incurred by Purchaser or its affiliates resulting from or arising out of (i) the claims set forth on Schedule 4.3.12, (ii) the indemnification obligations of
                        ---------------
GMAC  under  the Universal Self Care Agreement, (iii) any Excluded Liability; or
(iv) any Subsidiary Excluded Liability shall not be subject to such Threshold; and provided further, that any Loss incurred by Seller or its affiliates resulting from or arising out of any Subsidiary Assumed Liability, as defined in the Subsidiary Assumption Agreement, shall not be subject to such Threshold. In addition, the Threshold and the other provisions of this Section 9.2(d) shall not be applicable to any Universal Claim which shall be handled in the manner set forth in Section 9.1(b). Once Losses exceed the Threshold, the Indemnified Party suffering such Losses may recover all Losses in excess of $250,000. The foregoing limitations shall not apply to any Loss either intentionally caused by the Indemnifying Party or of which the Indemnifying Party had Knowledge prior to the Closing.

     (e)     SECURITY AND PRIORITY OF RECOURSE.  The obligations of Seller under
             ---------------------------------
this  Section  9.2  shall  be  secured  as  follows:

          (i) Purchaser shall have the right to offset any Loss against any Cash Adjustment payable pursuant to Section 1.6;

          (ii) During the 18-month period following the Closing, the Purchaser shall have the right to recover any Loss required to be indemnified pursuant to
Section 9.2(a) by cancellation of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrants and the Earn-Out Note (collectively, but excluding any underlying Common Stock, the "Offset Shares"), to the extent of the Loss, on a pro rata basis as among each separate class, series or type of instrument comprising the Offset Shares, with the Offset Shares to be valued for such purpose as follows: the Convertible Preferred Stock, at the higher of its liquidation preference or the aggregate Current Market Price Per Share of the underlying Common Stock, the Redeemable Preferred Stock, at its liquidation preference, the Earn-Out Note, at its principal amount, and the Warrants, at the excess of the Current Market Price Per Share (as defined in the Warrants) over the exercise price of the Warrants; provided, however, that if the exercise price of the Warrants is equal to or less than the Current Market Price Per Share at the time such right of cancellation is exercised, the Warrants shall be valued at zero and the amount of Warrants to be cancelled shall be the same percentage of the total outstanding Warrants as the percentage of the total outstanding Redeemable Preferred Stock that is cancelled to offset such Loss. Seller shall have the right to pay in cash any Loss that would otherwise be paid by cancellation pursuant to this Section 9.2(e)(ii). In the event Seller has distributed or otherwise sold, assigned, transferred or disposed of any Offset Shares within 18 months after the Closing Date, if Purchaser elects to exercise its right of cancellation under this Section 9.2(e)(ii), Purchaser will exercise such rights as follows:

     (A) Purchaser shall allocate to each Member Group (as hereinafter defined) such Member Group's Pro Rata Share (as hereinafter defined) of the Loss;

     (B) Purchaser shall cancel Offset Shares held by a Member Group in an amount equal to the Member Group's Pro Rata Share of the Loss on a pro rata basis as among each separate class, series or type of instrument comprising the Offset Shares held by the Member Group;

     (C) If (1) Purchaser has not recovered the entire amount of the Loss after exercising its rights under subparagraphs (A) and (B) above because one or more Member Groups held an insufficient amount of Offset Shares to satisfy such Member Group's Pro Rata Share of the Loss, and (2) any other Member Group continues to hold any Offset Shares, Purchaser shall be entitled to recover the deficiency against any Offset Shares held by any such other Member Group (irrespective of whether any such other Member Group has already satisfied its Pro Rata Share of the Loss in accordance with subparagraphs (A) and (B) above) by cancelling Offset Shares held by each such other Member Group (on a pro rata basis if there is more than one such other Member Group, based on each such other Member Group's Pro Rata Share of the Loss referred to in subparagraph (A) above) on the same basis as specified in subparagraph (B) above;

     (D) Each Member Group (and each member thereof) may elect in its sole discretion to satisfy any portion of the Loss which would otherwise be satisfied by cancellation of some or all of its Offset Shares hereunder by paying Purchaser an amount in cash equal to such portion of the Loss, in which event Purchaser would not be entitled to exercise the rights of cancellation hereunder with respect to the portion of the Loss so satisfied in cash (it being specifically understood that the relevant Member Group (or member thereof) may select to pay cash in lieu of cancellation of any portion of any class, series or type of instrument or any combination thereof comprising Offset Shares which are held by it);

     (E) For purposes of this Section 9.2(e)(ii), "Member Group" shall mean, with respect to any member of Seller, such member together with each transferee or subsequent holder of such member's Offset Shares or any subsequent transferee or holder (other than any member of any other Member Group). "Pro Rata Share" shall mean, with respect to, (1) any Member Group in which Mark J. Gainor is a member, 81.25%, (2) any Member Group in which EGI-Gainor Investors, L.L.C. or SZ Investments, L.L.C. is a member, 16.01%, and (3) any Member Group in which Nissho is a member, 2.74%.

          (iii) For periods following the 18-month period after the Closing, the Purchaser shall have the right to recover any Loss required to be indemnified pursuant to Section 9.2(a) by cancellation, to the extent of the Loss, of any outstanding principal and the related accrued interest under the Earn-Out Note up to, but not exceeding $15,000,000 in principal amount, and, to the extent the original principal amount of the Earn-Out Note is less than $15,000,000, Purchaser shall have the right to recover any Loss required to be indemnified pursuant to Section 9.2(a) by cancellation, to the extent of the Loss, of the Redeemable Preferred Stock at the rate of $1.10 of face amount of such Redeemable Preferred Stock for each $1.00 of Loss. Any right of cancellation of any outstanding principal and the related accrued interest under the Earn-Out Note pursuant to this Section 9.2(e)(iii) shall expire as to the lesser of one-third of the original principal amount of the Earn-Out Note or $5,000,000 on each of the fourth, fifth and sixth anniversaries of the Closing as to claims made by Purchaser after each such anniversary for indemnification of Losses hereunder. Any right of cancellation of the Redeemable Preferred Stock under this Section 9.2(e)(iii) shall expire as to one-third of the amount originally subject to such cancellation on each of the eighth, ninth and tenth anniversaries of the Closing as to claims made by Purchaser after each such anniversary for indemnification of Losses hereunder.

          (iv) In the event Purchaser asserts a claim for indemnification against Seller and seeks to exercise its right of offset against the Offset Shares pursuant to this Section 9.2(e), and Seller disputes such claim (by delivery of written notice to Purchaser within 30 days following receipt of notice of such claim pursuant to Section 9.2(g)), Purchaser agrees not to cancel any instruments representing the Offset Shares until such dispute is finally resolved; provided that Purchaser may suspend any payments and distributions owing under such Offset Shares until such dispute is finally resolved.

(f)     PROCEDURES.
        ----------

          (i) The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party; provided, however, the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense, and if the Indemnifying Party does not provide a competent and vigorous defense then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such reasonable cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof.

          (ii) An Indemnifying Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed (provided that an Indemnified Party shall not be deemed to be unreasonably withholding its consent if such settlement does not include a full release of the Indemnified Party).

          (iii) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of: (A) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (B) the entry of an unappealable judgment or final appellate decision against the Indemnified party, (C) the settlement of the claim, (D) with respect to indemnities for Taxes, upon the issuance of any final resolution by a taxation authority, or (E) with respect to claims before any administrative or regulatory authority when the Loss is finally determined and not subject to further review or appeal; provided, however, the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expenses reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

     (g)     NOTICE OF CLAIM.  To seek indemnification hereunder, an Indemnified
             ---------------
Party shall notify the Indemnifying Party of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof. No Indemnified Party may make a claim for breach of a representation or warranty against an Indemnifying Party unless the Indemnified Party delivers written notice of such breach (specifying in reasonable detail the nature of such breach) to the Indemnifying Party prior to the end of the survival period of such representation or warranty under Section 9.1(a) or (c). Provided that the Indemnified Party delivers written notice of such breach to the Indemnifying Party in accordance with the preceding sentence, the expiration of any representation or warranty in accordance with the provisions of Section 9.1(a) or (c) shall not affect the Indemnified Party's right to pursue any claim for a breach of such representation or warranty.

     (h)     NO  PREJUDICE.  Nothing  herein  shall prevent an Indemnified Party
             -------------
from making a claim for a Loss hereunder notwithstanding its Knowledge of the Loss or possibility of the Loss on, prior to, or after the Closing Date; provided that each party agrees to notify the other party of any material loss of which it has Knowledge prior to the Closing, but any Indemnified Party's failure to provide such notice shall not relieve the Indemnifying Party of any of its obligations hereunder or create in the Indemnifying Party any right to indemnification.

     (i)     OTHER  RIGHTS;  INDEMNIFICATION;  EXCLUSIVE  REMEDY  OF INDEMNIFIED
             -------------------------------------------------------------------
PARTIES.   Indemnification pursuant to the provisions of this Article 9 shall be
-------
the exclusive remedy of the Indemnified Parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement; provided, however, that nothing herein shall be deemed to limit an Indemnified Party's right to assert claims based on fraud or from pursuing equitable relief (including, without limitation, injunctive relief). Except for actions based on fraud, the only legal action which may be asserted by an Indemnified Party with respect to any matter which is the subject of this Article 9 shall be a contract action to enforce, or to recover damages for the breach of, this Article 9.

     (j)     LIMITATION  ON INDEMNIFICATION OBLIGATIONS.  The obligations of any
             ------------------------------------------
Indemnifying Party under Sections 9.2(a) or (b) are subject to the limitations that any insurance proceeds (net of applicable deductibles) actually received by the Indemnified Party in connection with the event giving rise to the claim for indemnification shall be netted against the Indemnified Party's Losses arising out of such event.

     (k)     TAX  BENEFIT.  The  amount  of  any recovery by Indemnified Parties
             ------------
pursuant to Section 9.2(a) or (b), as the case may be, shall be net of any foreign, Federal, state and/or local income tax benefits inuring to the Indemnified Parties as a result of the state of facts which entitled the Indemnified Parties to recover from the Indemnifying Parties pursuant to Section 9.2(a) or (b).

                                    ARTICLE 10
                                    ----------
                                   TERMINATION
                                   -----------

     This Agreement may be terminated by Purchaser or Seller for the reasons set forth in this Article 10 at any time prior to or on the Closing Date upon written notice to the other parties as follows. These events of termination are intended to operate independently from any other agreements, representations, warranties and/or conditions contained in this Agreement.

     10.1     MATERIAL  ADVERSE  CHANGE  - SUBSIDIARIES.  By Purchaser if, after
              -----------------------------------------
the date hereof, any event or events occur which have, individually or in the aggregate, a Material Adverse Effect or if the Seller or any of the Subsidiaries shall have suffered a material loss of or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of the Seller and the Subsidiaries, taken as a whole, to conduct their businesses.

     10.2     MATERIAL ADVERSE CHANGE - PURCHASER.  By Seller if, after the date
              -----------------------------------
hereof, any event or events occur which have, individually or in the aggregate, a Purchaser Material Adverse Effect or Purchaser shall have suffered a material loss of or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of the Purchaser and its subsidiaries, taken as a whole, to conduct their businesses.

     10.3     NONCOMPLIANCE OF SELLER.  By Purchaser, if the terms, covenants or
              -----------------------
conditions of this Agreement to be complied with or performed by Seller before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date and such non-compliance or non-performance shall not have been waived by Purchaser.

     10.4     NONCOMPLIANCE OF PURCHASER.  By Seller, if the terms, covenants or
              --------------------------
conditions of this Agreement to be complied with or performed by Purchaser before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date and such non-compliance or non-performance shall not have been waived by Seller.

     10.5     FAILURE  TO  DISCLOSE - SELLER.  By Purchaser, if it learns of any
              ------------------------------
material fact or condition not disclosed in this Agreement or the Schedules which was required to be disclosed by the Seller pursuant to any provision of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of the Seller or the Subsidiaries which has a Material Adverse Effect.

     10.6     FAILURE  TO  DISCLOSE - PURCHASER.  By the Seller, if it learns of
              ---------------------------------
any material fact or condition not disclosed in this Agreement which was required to be disclosed by Purchaser.

     10.7     ADVERSE  PROCEEDINGS.  By  the Seller or Purchaser, if any action,
              --------------------
suit or proceeding shall have been instituted against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Seller or Purchaser, makes consummation of the transactions herein contemplated inadvisable.

     10.8     TERMINATION  DATE.  By the Seller or Purchaser, if the Closing has
              -----------------
not  been  consummated  on  or  prior  to  February  28,  1999.

     10.9     EFFECT  OF  TERMINATION.  If this Agreement is terminated pursuant
              -----------------------
to Section 10.1 or 10.6, or pursuant to Section 10.4 or 10.5 for a breach that is not willful or intentional, or pursuant to Section 10.7 in the absence of any material breach hereunder by Purchaser or Seller, all rights and obligations of the parties hereto under this Agreement shall terminate, and no party hereto shall have any further liability or obligation hereunder to any other party hereto, except that the provisions of Section 3.1 hereof shall survive the termination of this Agreement for any reason. If this Agreement is terminated pursuant to Section 10.2, or 10.3, or, in the case of 10.4 or 10.5 for a breach that is willful or intentional, the complying party or parties shall be entitled to exercise and pursue all rights and remedies available to it or them hereunder, at law, in equity or otherwise, and shall be entitled to recover from the other party or parties all of its or their out-of-pocket expenses incurred in connection with or relating to the negotiation, preparation, execution and delivery of this Agreement.


                                   ARTICLE 11
                                   ----------
                                   [RESERVED]
                                   ----------

[RESERVED]


                                   ARTICLE 12
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     12.1     NOTICES.  All  notices required or permitted to be given hereunder
              -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given 3 business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on receipt if received on a business day or on the first business day following receipt if not received on a business day; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or by nationally recognized private courier, or deposited in the Untied States mail, postage prepaid, registered or certified mail, on or before 2 business days after its delivery by facsimile. All notices shall be addressed as follows:

     (a)  To  Purchaser:

          Matria  Healthcare,  Inc.
          1850  Parkway  Place,  12th  Floor
          Marietta,  Georgia  30067
          Attn:  General  Counsel
          Phone  Number:  (770)  767-8332
          Facsimile  Number:  (770)  767-7769

     With  copies  to:

          Troutman  Sanders  LLP
          NationsBank  Plaza
          600  Peachtree  Street,  N.E.,  Suite  5200
          Atlanta,  Georgia  30308-2216
          Attn:  James  L.  Smith,  III,  Esquire
          Phone  Number:  (404)  885-3111
          Facsimile  Number:  (404)  962-6687

     (b)  To  Seller:

          Gainor  Medical  Management,  L.L.C.
          2205  Highway  42  North
          P.  O.  Box  353
          McDonough,  Georgia  30253-0353
          Attn:  Mark  J.  Gainor
          Phone  Number:  (770)  474-0474
          Facsimile  Number:  (770)  474-1600

     With  a  copy  to:

          Nelson  Mullins  Riley  &  Scarborough,  L.L.P.
          First  Union  Plaza,  Suite  1400
          999  Peachtree  Street,  N.E.
          Atlanta,  Georgia  30309
          Attn:     Philip  H.  Moise
          Phone  Number:  (404)  817-6141
          Facsimile  Number:  (404)  817-6050

     With  a  copy  to:

          Rosenberg  &  Liebentritt,  P.C.
          Two  North  Riverside  Plaza
          Suite  1600
          Chicago,  Illinois  60606
          Attn:     Joseph  Paolucci,  Esquire
          Phone  Number:  (312)  466-3885
          Facsimile  Number:  (312)  454-0335

     12.2     ENTIRE AGREEMENT.  This Agreement supersedes all prior discussions
              ----------------
and agreements between the parties hereto with respect to the matters contained herein and the agreements referred to herein contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated herein.

     12.3     WAIVER;  AMENDMENT.  Prior  to  or on the Closing Date, each party
              ------------------
hereto shall have the right to waive any default in the performance of any term of this Agreement by any other party hereto, to waive or extend the time for the fulfillment by such other party of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to such party's obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon the other parties hereto unless confirmed in writing. No waiver by any party of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all of the parties hereto.

     12.4     COUNTERPARTS, FAXED SIGNATURES, HEADINGS, ETC.  This Agreement may
              ----------------------------------------------
be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other gender as well.

     12.5     SUCCESSORS  AND ASSIGNS.  This Agreement shall be binding upon and
              -----------------------
shall inure to the benefit of Purchaser, Seller and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party, except that Purchaser may assign this Agreement to any wholly owned subsidiary; provided that such assignment shall not relieve Purchaser of its obligations hereunder.

     12.6     GOVERNING  LAW.  The validity and effect of this Agreement and the
              --------------
rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     12.7     REMEDIES,  DAMAGES,  INJUNCTIONS  AND SPECIFIC PERFORMANCE.  It is
              ----------------------------------------------------------
expressly understood and agreed that many of the covenants, agreements and services to be rendered and performed by the parties pursuant to this Agreement shall survive the Closing Date and are special, unique, and of an extraordinary character, and in the event of any default, breach or threatened breach by either party of any term, provision or Section of this Agreement to be performed by such persons, or any of them, hereunder, either party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain damages for any breach of this Agreement; (ii) order the specific performance thereof; or (iii) enjoin the other party from breaching such provisions.

     12.8     SEVERABILITY,  INTERPRETATION.  If any provision of this Agreement
              -----------------------------
shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein and all terms, provisions, Sections, sub-sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the parties hereto. This Agreement shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties.

     12.9     FURTHER  ASSURANCES.  Upon  the  reasonable  request  of any other
              -------------------
party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

     12.10     LAW AND GAAP APPLICABLE TO FOREIGN SUBSIDIARIES.  For purposes of
               -----------------------------------------------
this Agreement, including but not limited to for purposes of the representations contained in Article 4, unless otherwise stipulated, the laws, regulations, rules, judgments, orders, decrees, book keeping and accounting rules applicable to the Foreign Subsidiaries are those applicable in their own jurisdiction or in the jurisdiction where they are exercising substantial business activities. In no case shall this contract require the Foreign Subsidiaries to comply with any laws, regulations, rules, judgments, orders, decrees or bookkeeping and accounting rules unless they are applicable to the affected Foreign Subsidiary under general principles of law.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                              "SELLER"
                               ------

                              GAINOR  MEDICAL  MANAGEMENT,  LLC


                              By:     /s/  Mark  J.  Gainor
                                      ---------------------
                              Name:        Mark  J.  Gainor
                                           ----------------
                              Title:       President  and  CEO
                                           -------------------


                              "PURCHASER"
                               ---------

                              MATRIA  HEALTHCARE,  INC.


                              By:     /s/  Donald  R.  Millard
                                      ------------------------
                              Name:        Donald  R.  Millard
                                           -------------------
                              Title:       President and Chief Executive Officer
                                           -------------------------------------


                                   [CORPORATE  SEAL]